SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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EnPro Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EnPro Industries, Inc.
2018 Annual Meeting

Engineered for Performance

Proxy Statement and
Notice of 2018 Annual Meeting
of Shareholders

i

Annual Meeting of Shareholders
The 2018 Annual Meeting of Shareholders of EnPro Industries, Inc. will be held at:
5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209
Tuesday, May 1, 2018 at 11:30 a.m.

Proxy voting options

Your vote is important!

Whether or not you expect to attend our shareholder’s meeting, we urge you to vote your shares. You may vote by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. Your prompt vote will ensure the presence of a quorum at the meeting and will save us the expense and extra work of additional solicitation. If you vote now and later decide to change your vote or to vote your shares at the meeting, you may do so by following instructions found elsewhere in this proxy statement. Your vote by proxy is revocable at your option any time prior to the meeting.

The fastest and most convenient way to vote your shares is by the Internet or telephone, using the instructions on this page. Internet and telephone votes are immediately confirmed and tabulated, and reduce postage and proxy tabulation costs.

If you prefer to vote by mail, please return the enclosed proxy card or voting instruction form in the addressed, prepaid envelope we have provided. Do not return the paper ballot if you vote via the Internet or by telephone.

Vote by Internet

www.proxyvote.com
Internet voting is available 24 hours a day, 7 days a week.
Instructions:

1.Read our Proxy Statement.

1.Go to the following website: www.proxyvote.com

1.Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. Our annual report, Proxy Statement, and other correspondence will be delivered to you via e-mail if you elect this option.

Vote by telephone

1-800-690-6903 via touch tone phone
Telephonic voting is available toll-free 24 hours a day, 7 days a week.
Instructions:

1.Read our Proxy Statement.

1.Call toll-free 1-800-690-6903.

1.Have your proxy card or voting instruction form in hand and follow the instructions.

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

Letter from our President and Chief Executive Officer

Dear Shareholder:

On behalf of the board of directors and management of EnPro Industries, Inc., I invite you to our annual meeting of shareholders. It will be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, on Tuesday, May 1, 2018 at 11:30 a.m.

This year, our shareholders will be asked to:

•Elect as directors the eight nominees whose qualifications and experience are described in our proxy statement.

•Approve on an advisory basis the compensation paid to our named executive officers as disclosed in our proxy statement.

•Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

•Consider any other business that properly comes before the meeting or any adjournment of the meeting.

The business of the meeting, including each of the three proposals you are being asked to vote on, is described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement which follows.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Please vote promptly. You may submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,

Stephen E. Macadam
President and Chief Executive Officer

March 21, 2018

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

Notice of 2018 Annual Meeting of Shareholders

Date:	May 1, 2018

Time:	11:30 a.m. Eastern Time

Place:	5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209

Record date:	March 8, 2018. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

Proxy voting:

Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional proxy solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting. Your proxy is revocable at your option.

Items of business:

•To elect eight directors from the nominees described in the accompanying proxy statement

•To adopt a resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in the accompanying proxy statement

•To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018

•To transact other business that may properly come before the annual meeting or any adjournment of the meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2018: The proxy statement and 2017 annual report to shareholders are available at: http://www.enproindustries.com/shareholder-meeting.

By Order of the Board of Directors,

Robert S. McLean
Secretary

March 21, 2018

EnPro Industries, Inc.
2018 Proxy Statement

Proxy statement summary

This summary highlights information contained elsewhere in our proxy statement. Because the summary does not contain all of the information you should consider, you should read the entire proxy statement carefully before voting.

Annual meeting of shareholders

Time, Place and Voting Matters

Meeting agenda

•Election of eight directors

•Advisory vote to approve executive compensation

•Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018

•Transact other business that may properly come before the meeting

Date:	May 1, 2018
Time:	11:30 a.m. Eastern Time
Place:	5605 Carnegie Boulevard, Suite 500 Charlotte, North Carolina 28209
Record date:	March 8, 2018
Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting recommendations

Proposal	Board vote recommendation
Election of directors (see page 12)	“For” each director nominee
Advisory vote to approve executive compensation (see page 49)	“For”
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 (see page 51)	“For”

Our director nominees

See “Proposal 1—Election of directors” (page 12) and “Corporate governance policies and practices” (page 18) for more information.

The board of directors recommends that you vote “For” each nominee listed in the table below, which provides summary information about each nominee. A full description of each nominee’s skills and qualifications begins on page 13. Each director is elected annually.

					Other public boards	Committee memberships
Name	Age	Director since	Occupation	Independent		AC	CC	NC	EC
Stephen E. Macadam	57	2008	President and CEO, EnPro	No	1				C
Thomas M. Botts	63	2012	Retired Executive VP, Global Manufacturing, Shell Downstream Inc.	Yes	1	M	C	M	M
Felix M. Brueck	62	2014	Director Emeritus, McKinsey & Company, Inc.	Yes	—	M	M	M
B. Bernard Burns, Jr.	69	2011	Managing Director, McGuire Woods Capital Group	Yes	—	C	M	M	M
Diane C. Creel	69	2009	Retired Chairman, CEO and President, Ecovation, Inc.	Yes	2	M	M	M
David L. Hauser*	66	2007	Former Chairman and CEO, FairPoint Communications	Yes	1	M	M	C	M
John Humphrey	52	2015	Former Executive Vice President and Chief Financial Officer of Roper Technologies, Inc.	Yes	1	M,F	M	M
Kees van der Graaf	67	2012	Former member of the board and executive committee, Unilever NV and Unilever PLC	Yes	3	M	M	M

AC	—	Audit and Risk Management Committee	C	—	Committee Chair
CC	—	Compensation and Human Resources Committee	M	—	Member
NC	—	Nominating and Corporate Governance Committee	F	—	Financial expert
EC	—	Executive Committee	*	—	Chairman of the Board of Directors

Our nominees’ experience and qualifications

Our board of directors and its Nominating and Corporate Governance Committee believe broad and diverse experience and varying lengths of tenure are critical elements of a highly functioning board. The board’s experience enables it to make sound decisions that support shareholder value, while the varying tenures of its members provide a balance of institutional knowledge and fresh perspectives. The following charts reflect the tenure, experience and qualifications of the nominees for election as directors.

Director Nominee Experience and Qualifications

Experience/Qualifications	Botts	Brueck	Burns	Creel	Hauser	Humphrey	Macadam	van der Graaf
Finance/Accounting			✓	✓	✓	✓	✓
Government/Regulatory	✓		✓		✓
Legal/Corporate Governance			✓	✓		✓	✓
Human Resources/Compensation	✓	✓	✓	✓			✓	✓
International Experience	✓	✓	✓	✓	✓	✓	✓	✓
M&A/Business Development	✓	✓	✓	✓	✓	✓	✓	✓
Manufacturing/Operations	✓	✓	✓			✓	✓	✓
Sales/Marketing		✓		✓				✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓
Technical Innovation/Product Development		✓		✓			✓	✓

Corporate governance matters

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board, held to the highest standards of corporate governance, is a tangible advantage for our shareholders and for our businesses. Our board makes substantial efforts to meet such standards.

We elect all directors annually to one-year terms. Annual elections allow shareholders to review each director’s skills and experience and approve his or her nomination at each annual meeting.

Our directors must be elected by majority vote. Any nominee in an uncontested election who receives more “withhold” votes than votes “for” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and recommend either accepting it or rejecting it to the board, which will act within 90 days after the shareholders’ meeting. The resigning director will not participate in these discussions.

The chairman of our board of directors is independent. The position of Chairman of the Board of Directors at EnPro Industries is a non-executive position. Independent directors have held this position since the inception of our company in 2002. Since the Chairman of the Board is independent, he functionally serves as our lead independent director.

Our CEO is the only EnPro employee on our board. Our Chief Executive Officer is the only employee who serves as a director. No employee except the Chief Executive Officer has ever been a member of our board.

Our independent directors meet regularly in executive session. Our non-management directors meet regularly without members of management present. These sessions are presided over by the Chairman of the Board of Directors.

Our directors are required to own our company’s stock. Our directors are required to own shares in our company equal in value to five times the annual cash retainer they receive. New directors have five years from the time they join the board to accumulate these shares. All of the directors meet this requirement.

Board refreshment balances experience with fresh insights. We seek to balance directors who know and understand our company with those who bring fresh perspectives to governance and management. The range of tenure of our independent directors is 2.4 to 11 years.

The board and each committee perform comprehensive annual evaluations. Evaluations allow our directors to assess their effectiveness at both the committee and the board level and include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors.

Executive compensation

For more information, see “Compensation discussion and analysis,” (page 25) “Executive compensation” (page 38) and “Proposal 2—Advisory vote approving executive compensation” (page 49).

Our board of directors recommends that you vote “For” our advisory proposal on executive compensation. The non-binding, advisory vote gives our shareholders the opportunity to approve the compensation paid to individuals identified as named executive officers in this proxy statement.

Our compensation practices

Our programs are designed to reward success

Our compensation programs enable us to align the interests of our executive officers with the interests of our shareholders and to reward our executives for superior performance. This practice allows us to attract and retain talented and highly motivated executive officers who are capable of driving our success and building value for our shareholders.

Our executive officers’ compensation:

•Is tied to business performance—disappointing performance results in little or no payout while superior performance leads to superior payouts;

•Is significantly stock-based;

•Vests over several years;

•Is linked to execution of our corporate strategies;

•Encourages sound decisions that lead to long-term success and avoid unnecessary or excessive risk; and

•Allows our executives the opportunity to earn competitive total pay.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. We make annual awards of restricted stock units which vest after three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

For corporate-level executives, we set measures based on company-wide performance (and for this purpose we have generally included our Garlock Sealing Technologies LLC (“GST”) and OldCo, LLC (“OldCo”) subsidiaries in our results for this purpose for periods prior to their reconsolidation, which occurred on July 31, 2017).

We believe our compensation structure aligns with the interests of our shareholders and results in payment based on our performance.

We routinely engage with our shareholders to discuss any concerns about our compensation programs

Through the course of each year, we have dialogues with numerous shareholders, including regular conversations with many of our largest shareholders. We cover a wide range of topics in these discussions, including executive compensation. In these conversations, our shareholders generally support our pay practices and strategic direction. We take their views into account as we seek to align our policies and practices with their interests.

We employ best practices in executive compensation

•We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.

•We align the interests of our executive officers with the interests of our shareholders. We require our officers to own and retain meaningful amounts of stock and to increase their ownership as their levels of responsibility increase.

•Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation plans. The consultant reports directly to the committee and provides no other services to our company.

•No employee receives special perquisites.

•We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities. In 2017, we adjusted the compensation of Marvin A. Riley mid-year in connection with his acceptance of the additional responsibilities of serving as our corporate Executive Vice President and Chief Operating Officer, while he also continues his responsibilities of serving as President of our Fairbanks Morse division.

•Our policies prohibit executives from hedging ownership of EnPro stock and limit executives in pledging EnPro stock.

•Our clawback policy entitles us to recover performance-based compensation from any executive officer whose fraud or willful misconduct requires a material restatement of our financial results.

Compensation analysis

Our compensation program ties incentive compensation pay to the achievement of both annual and long-term goals for the performance of our company. We set these goals each year and tie both annual and three-year incentive awards to achieving them. We make little or no incentive compensation payment for poor performance against our goals, but our executives can earn significant payment relative to their salary levels for superior performance against them.

The incentive award payouts to our CEO reflected the significant improvements in our performance in 2017, which was reflected in the strong share price improvement over the course of 2017. Accordingly, his annual incentive plan award paid out at 132% of the target level and his LTIP awards for the three-year cycle ended December 31, 2017 were paid out (or vested) at 223% of the target level.

Auditors

See “Proposal 3—Ratification of PricewaterhouseCoopers LLP as our company’s independent registered public accounting firm for 2018” and “Independent registered public accounting firm” (page 51) for more information.

We ask our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018. The information below summarizes PricewaterhouseCoopers’ fees for services provided for calendar years 2017 and 2016.

Year ended December 31	2017	2016
Audit fees	$2,394,900	$2,204,500
Audit-related fees	60,600	10,600
Tax fees	—	—
All other fees	2,900	2,000
Total	$2,458,400	$2,217,100

General information

The enclosed proxy is solicited on behalf of the board of directors of EnPro Industries, Inc., in connection with our 2018 annual meeting of shareholders. The meeting will be held on Tuesday, May 1, 2018, at 11:30 a.m. at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina. You may use the enclosed proxy card to vote your shares whether or not you attend the meeting. Please vote by following the instructions on the card.

Because your vote is very important, we encourage you to cast it promptly by telephone or over the Internet, or by dating, signing and returning your proxy card in the enclosed envelope. Submitting your proxy in any of these manners means your shares of our common stock will be voted as you specify by the individuals named on the proxy card.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We are mailing our 2017 annual report, including financial statements, with this proxy statement to all shareholders who hold shares directly in their own names. We will begin mailing materials to these registered shareholders on or around March 21, 2018. If you are a beneficial owner whose shares are held in street name in an account at a bank, securities broker or other nominee, you should receive the annual report, proxy statement and a proxy card directly from the nominee.

Any shareholder may request additional copies of these materials from our shareholder relations department, which can be reached via email at investor@enproindustries.com or by calling 704-731-1522.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act on the following proposals:

•Election of eight directors;

•Adoption of an advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement; and

•Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

Our board of directors has submitted these proposals. We are not aware of any other business to be addressed at the meeting; however, other business may be addressed if it properly comes before the meeting.

Who is entitled to vote at the meeting?

You may vote if you owned EnPro common stock as of the close of business on the record date, March 8, 2018. Each share of common stock is entitled to one vote on each matter considered at the meeting. At the close of business on the record date, 21,364,763 shares of EnPro common stock were outstanding and eligible to vote. The amount does not include 191,342 shares held by an EnPro subsidiary.

Who can attend the meeting?

Anyone who owns shares as of the record date may attend. This includes all registered shareholders (or their duly appointed representatives) and beneficial owners presenting satisfactory evidence of ownership as of the record date. Our invited guests may also attend the meeting.

How do I vote?

Registered shares: Registered shareholders have four voting options:

•over the Internet at the internet address shown on the enclosed proxy card;

•by telephone through the number shown on the enclosed proxy card;

•by completing, signing, dating and returning the enclosed proxy card by mail; or

•in person at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by submitting your proxy. If you choose to vote your shares at the meeting, please bring proof of stock ownership and proof of your identity for entrance to the meeting.

Beneficial shares: If you hold your EnPro shares in street name, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must request a legal proxy from your bank, broker or other nominee and present that proxy, together with proof of your identity, for entrance to the meeting.

Every vote is important! Please vote your shares promptly.

How do I vote my 401(k) shares?

If you hold EnPro shares in the company’s 401(k) plan, the plan’s trustee will vote your shares according to the instructions you provide when you complete and submit the proxy instructions you receive from the plan manager.

If you hold EnPro shares in both an EnPro 401(k) plan and in a registered account outside the plan, and if your plan information matches the information we have on your registered account, you will receive one proxy card representing all shares you own.

If you hold EnPro shares outside the plan in street name, or if your registered account information is different from your plan account information, you will receive separate proxies, one for shares you hold in the plan and one for shares you hold outside the plan.

What can I do if I change my mind after I vote my shares?

Even if you have submitted your vote, you may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Registered shareholders: Registered holders may change their votes in one of two ways:

•by voting on a later date by telephone or over the Internet (only your last dated proxy card or telephone or Internet vote is counted); or

•by delivering a later dated proxy card to our Secretary, either prior to or at the meeting; or by voting your shares in person at the meeting. In order to vote your shares at the meeting, you must specifically revoke a previously submitted proxy.

Beneficial shareholders: If you hold your shares in street name, you should contact your bank, broker or other nominee to find out how to revoke your proxy.

Is there a minimum quorum necessary to hold the meeting?

A quorum is established when the majority of EnPro shares entitled to vote are present at the meeting in person or by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of establishing a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum.

How will my vote be counted?

If you return your proxy card with specific voting instructions or submit your proxy by telephone or the Internet, your EnPro shares will be voted as you have instructed.

If you are a registered shareholder and submit a proxy by mail, telephone or the Internet without specific voting instructions, your shares will be voted according to our board of directors’ recommendations. If you do not submit valid proxy instructions or vote in person at the meeting, your shares will not be voted.

If you are a beneficial shareholder and do not give your bank, broker or other nominee instructions for voting your shares, your shares will be considered to be “uninstructed.” Your nominee generally has the authority to vote “uninstructed” shares at its discretion only on matters that are “routine” under the rules of the New York Stock Exchange (NYSE). For our 2018 meeting, only the ratification of our independent accounting firm (Proposal 3) is considered routine by the NYSE. The election of directors and matters related to executive compensation are not considered routine. Without your instruction, your shares will not be voted in these matters (Proposals 1 and 2).

What vote is required to approve each item?

Proposal 1: Election of directors. Directors are elected by a plurality of the votes cast in person or by proxy at the meeting. “Plurality” means that the director nominees who receive the largest number of votes cast are elected, up to the eight directors to be elected at the meeting. Un-voted shares will have no impact on the election of directors. Unless a proxy includes proper instructions to “Withhold” a vote for any or all nominees, the proxy will be voted “For” each of the nominees.

In an uncontested election, any nominee who receives more “Withhold” votes than votes “For” must promptly offer his or her resignation. The Nominating and Corporate Governance Committee will review the resignation and recommend a course of action to the board. The full board, excluding the resigning director, will act within 90 days after the shareholders meeting to accept or reject the resignation. The board’s decision and an explanation of the process used to reach it will be disclosed publicly on Form 8-K.

Proposal 2: Advisory vote to approve executive compensation. The advisory resolution to approve the compensation paid to our named executive officers will be approved if more votes are cast “For” the resolution than are cast “Against” it. Although this advisory vote is not binding under applicable law, our board will review the results and take them, and the views expressed by our shareholders, into account in determining our executive compensation practices.

Proposal 3: Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018. The ratification of the appointment of our independent accounting firm will be approved if more votes are cast “For” the proposal than are cast “Against” it.

Other business. Any other business that properly comes before the meeting, or any adjournment of the meeting, will be approved if more votes are cast “For” the proposal than “Against” the proposal.

How do broker non-votes and abstentions count for voting purposes?

“Broker non-votes” arise when beneficial shareholders do not give their banks, brokers or other nominees instructions for voting their shares and the banks, brokers or other nominees do not have authority to vote the shares on a matter because the matter is not routine. Abstentions and broker non-votes will count for determining whether a quorum is present for the meeting. Because directors are elected by a plurality of the votes cast, broker non-votes and abstentions will not count in determining the outcome of the election of directors. For all other proposals on the agenda for the annual meeting and with respect to any other business as may properly come before the meeting or any adjournment of the meeting, only votes “For” or “Against” the proposal count—accordingly, broker non-votes, if any, and abstentions will not be counted in determining the outcome of the votes on those proposals.

Is there a list of shareholders entitled to vote at the annual meeting?

You may examine a list of the shareholders entitled to vote at the meeting. The list will be available at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, from March 21, 2018 through the end of the meeting.

What are the board’s recommendations?

Your board of directors recommends that you vote:

•“FOR” each of our nominees to the board of directors;

•“FOR” the advisory resolution approving the compensation paid to our named executive officers as disclosed in this proxy statement; and

•“FOR” ratifying PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

If you return a valid proxy card or respond to our proxy by telephone or Internet and do not include instructions on how you want to vote, your shares will be voted in accordance with the board’s recommendations.

How can I find out the results of the vote?

We will publish final voting results in a report on Form 8‑K to be filed with the Securities and Exchange Commission (SEC) within four business days after the meeting. We will also post the voting results on our website, www.enproindustries.com.

What is “householding” and how does it affect me?

When two or more shareholders are in the same household and receive mail at the same address, SEC rules allow us to deliver only one proxy statement and annual report to that address, reducing our cost for preparing and delivering proxy materials. If you fall into this category and would like separate mailings of our proxy statement and annual report, you may request them at no cost to you by contacting us at investor@enproindustries.com or by calling 704-731-1522. Registered shareholders who would like separate mailings in the future (or who would like to consolidate future mailings) may request them using the contact information above. Investors whose shares are held in street name by a bank, broker or other nominee should request separate mailings (or consolidation of mailings) from the nominee.

Can I access these proxy materials on the Internet?

This proxy statement and our 2017 annual report to shareholders, which includes our 2017 annual report on Form 10-K, are available at http://www.enproindustries.com/shareholder-meeting.

Registered shareholders can choose to receive these documents over the Internet in the future by accessing www.proxyvote.com and following the instructions provided on that website. Choosing to receive your materials over the Internet gives you full access to all materials and saves us printing and mailing expenses. If you make this choice, you will receive an e-mail prior to next year’s meeting notifying you that our proxy materials and annual report are available for online review. The e-mail will also include instructions for electronic voting. Should you desire to end electronic delivery and again receive paper copies of the materials, please notify us by letter to 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Shareholder Relations.

Beneficial owners should request instructions for receiving future proxy statements and annual reports over the Internet from their bank, broker or other nominee.

Who will solicit votes and pay for the costs of this proxy solicitation?

We will pay the costs of the solicitation. Although our officers, directors and employees may personally solicit proxies, they will not receive any additional compensation for doing so. We may also solicit proxies by issuing press releases, posting information on our website, www.enproindustries.com, and placing advertisements in periodicals or on websites. D.F. King & Co. is assisting us in the solicitation of proxies and provides us with advice and support related to solicitation. We do not expect the total costs to us for D.F. King’s services to exceed $20,000.

In addition, if banks, brokers and other nominees representing beneficial owners of shares make the request, we will reimburse them for their expenses in forwarding voting materials and obtaining voting instructions from beneficial owners of our shares.

Who will count the votes?

Broadridge Financial Solutions will act as the master tabulator and count the votes.

Beneficial ownership of our common stock; transactions

Beneficial owners of 5% or more of our common stock

The following table sets forth information about the individuals and entities which beneficially owned more than five percent of our common stock as of March 1, 2018. This information is based solely on SEC filings made by the individuals and entities by that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. et al.(2)	2,646,800	12.4%
55 East 52nd Street
New York, New York 10055

The Vanguard Group, Inc.(3)	1,984,191	9.3%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Silver Point Capital, L.P. et al. (4)	1,838,000	8.6%
Two Greenwich Plaza
Greenwich, Connecticut 06830

(1)Applicable percentage ownership is based on 21,401,263 shares of our common stock outstanding at March 1, 2018, other than shares held by our subsidiaries.

(2)This information is based on a Schedule 13G amendment dated January 19, 2018 filed with the SEC by BlackRock, Inc. reporting beneficial ownership as of December 31, 2017. BlackRock, Inc. reports sole voting power over 2,600,563 shares and sole dispositive power over 2,646,800 shares. The Schedule 13G amendment was filed by Blackrock, Inc. as a parent holding company with respect to the following subsidiaries: BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, and BlackRock Advisors (UK) Limited. The Schedule 13G amendment indicates that BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of our common stock.

(3)This information is based on a Schedule 13G amendment dated February 7, 2018 filed with the SEC by The Vanguard Group, Inc. reporting beneficial ownership as of December 31, 2017. The Vanguard Group, Inc. reports sole voting power with respect to 40,998 shares, shared voting power with respect to 3,588 shares, sole dispositive power with respect to 1,941,217 shares and shared dispositive power with respect to 42,974 shares. The Vanguard Group, Inc. also reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 39,386 shares as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 5,200 shares as a result of its serving as investment manager of Australian investment offerings.

(4)This information is based on a Schedule 13G amendment dated February 14, 2018 filed with the SEC by Silver Point Capital, L.P., Edward A. Mulé and Robert J. O’Shea reporting beneficial ownership as of December 13, 2017 with respect to the ownership of shares by Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd. Silver Point Capital, L.P. reports sole voting power with respect to 1,838,000 shares and sole dispositive power with respect to 1,838,00 shares and Mr. Mulé and Mr. O’Shea each report shared voting power with respect to 1,838,000 shares and shared dispositive power with respect to 1,838,00 shares. The Schedule 13G amendment reports that: Silver Point Capital, L.P. is the investment manager of Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd. and by virtue of such status may be deemed to be the beneficial owner of the securities held by such funds; Silver Point Capital Management, LLC is the general partner of Silver Point Capital, L.P. and as a result may be deemed to be the beneficial owner of the securities held by Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd.; and each of Mr. Mulé and Mr. O’Shea is a member of Silver Point Capital Management, LLC and has voting and investment power with respect to the securities held by Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd. and may be deemed to be a beneficial owner of the securities held by Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd.

Director and executive officer ownership of our common stock

The following table sets forth information as of March 1, 2018 about the shares of our common stock beneficially owned by our directors and the executive officers listed in the summary compensation table included in this proxy statement, as well as the shares of our common stock that our current directors and executive officers own as a group. It also includes information regarding the number of phantom shares payable in cash and deferred stock units held by our directors payable in shares. These phantom shares and deferred stock units are not included in the number of shares beneficially owned, but reflect the economic interests of our directors in our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Shares(1)	Directors’ Phantom Shares(2)	Directors’ Stock Units(3)	Percent of Class(4)
Stephen E. Macadam	235,134	—	—	1.1%
Thomas M. Botts	12,238	—	2,698	*
Felix Brueck	8,435	—	5,025	*
B. Bernard Burns, Jr.	17,297	—	—	*
Diane C. Creel	17,367	—	—	*
David L. Hauser	20,231	4,221	7,797	*
John Humphrey	6,677	—	1,019	*
Kees van der Graaf	11,716	—	—	*
J. Milton Childress II	32,733	—	—	*
Marvin A. Riley	12,185	—	—	*
Robert S. McLean	21,617	—	—	*
Eric A. Vaillancourt	13,830			*
15 directors and executive officers as a group	412,972	4,221	16,539	1.9%

*Less than 1%

(1)These numbers include the following shares that the individuals may acquire within 60 days after March 1, 2018 pursuant to outstanding phantom share awards payable in shares immediately upon termination of service as a director: Mr. Botts, 10,138 shares; Mr. Brueck, 7,435 shares; Mr. Burns, 11,272 shares; Ms. Creel, 16,367 shares; Mr. Hauser, 19,409 shares; Mr. Humphrey, 4,677 shares; Mr. van der Graaf, 10,516 shares; and all directors and executive officers as a group, 79,814 shares. These numbers include the following shares that the individuals may acquire within 60 days after March 1, 2018 through the exercise of stock options: Mr. Macadam, 18,187 option shares and the same number of option shares for all directors and executive officers as a group. The numbers also include 1,107 shares held in our Retirement Savings Plan for Salaried Employees allocated to Mr. Childress, 1,687 shares allocated to Mr. Vaillancourt and 3,348 shares in the aggregate allocated to members of all directors and executive officers as a group. The numbers also include 10,402 shares held in an IRA by Mr. Macadam and 12,402 shares in the aggregate held in IRA accounts by all directors and executive officers as a group. The amounts reported do not include restricted stock units as follows: Mr. Macadam, 40,977 restricted stock units; Mr. Childress, 8,268 restricted stock units; Mr. Riley, 14,440 restricted stock units; Mr. McLean, 5,590 restricted stock units; Mr. Vaillancourt, 4,302 restricted stock units; and all directors and executive officers as a group, 76,689 restricted stock units. The amounts reported include the following restricted stock units that are vested but deferred under our Management Stock Purchase Plan: Mr. Macadam, 2,424 shares; Mr. Childress, 206 shares; Mr. McLean, 62 shares; Mr. Vaillancourt, 328 shares; and all directors and executive officers as a group, 3,001 shares. The amounts reported include the following number of shares pledged as security: 100,000 shares by Mr. Macadam and the same number of shares by all directors and executive officers as a group. Such shares are pledged by Mr. Macadam to secure a managed trading program with respect to a broad securities index that does not include any EnPro securities. This pledge transaction was approved in advance in accordance with our policy regarding the pledging of EnPro shares by executive officers, which requires that an executive not pledge shares up to his or her minimum shareholding requirement.

(2)These numbers reflect the phantom shares awarded under our Outside Directors’ Phantom Share Plan. When they leave the board, these directors will receive cash in an amount equal to the value of the phantom shares awarded under the Outside Directors’ Phantom Share Plan. See “Corporate Governance Policies and Practices—Director Compensation.” Because the phantom shares are payable in cash, these directors have neither voting nor investment authority in common stock arising from their ownership of these phantom shares and are therefore not deemed to beneficially own shares underlying these awards, though the directors’ economic interests with respect to these awards are equivalent to the economic interests of stock ownership.

(3)These numbers reflect the number of stock units credited to those non-employee directors who have elected to defer all or a part of the cash portion of their annual retainer and meeting fees pursuant to our Deferred Compensation Plan for Non-Employee Directors. See “Corporate Governance Policies and Practices—Director Compensation.” Because the stock units are not actual shares of our common stock and the directors may not receive the underlying shares within 60 days after March 1, 2018, the directors do not currently beneficially own the underlying shares, though the directors’ investment with respect to these units are equivalent to the economic interests of stock ownership.

(4)These percentages do not include the directors’ phantom shares or stock units described in footnotes 1 and 2, above. Applicable percentage ownership is based on 21,401,263 shares of our common stock outstanding at March 1, 2018, other than shares held by our subsidiaries.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires our directors and officers and people who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. The SEC requires these people to give us copies of all Section 16(a) reports they file.

We have reviewed the copies of all reports furnished to us. Based solely on this review, we believe that no director, officer, or 10% shareholder failed to timely file in 2017 any report required by Section 16(a), other than (i) the late filing by Robert S. McLean of two Form 4 reports each for a disposition of shares held through the company-sponsored

401(k) plan in each case as a result of an inadvertent rebalancing of accounts in that plan by Mr. McLean not discovered until after the applicable filing deadline had passed and (ii) the late filing, due to an administrative oversight, of one Form 4 report for each of the following individuals, who were each then a director, which reported the accrual (arising from the declaration and payment of a quarterly cash dividend) of dividend equivalent rights with respect to previously granted phantom stock awards: Thomas M. Botts, Felix M. Brueck, Bernard B. Burns, Jr., Diane C. Creel, Gordon D. Harnett, David L. Hauser, John Humphrey and Kees van der Graaf.

Related-party transactions

That Can Be Me, Inc., a 501(c)(3) nonprofit organization, organizes and provides the Books@Work program to companies and institutions by bringing university professor-led literature seminars into workplaces to bridge hierarchies, functions and educational levels. EnPro has coordinated with That Can be Me to facilitate voluntary seminars with employees at our company’s plants, utilizing literature from a wide range of texts to encourage employees to consider how shared experiences and a common language bridge differences and allow for better understanding and cooperation. The intended outcomes of these seminars include generation of productive and respectful teams and authentically inclusive cultures of wellness and respect. Felix Brueck’s spouse is the executive director of That Can Be

Me, Inc., and Mr. Brueck is its Chairman of the Board and Marvin A. Riley, an executive officer of EnPro, also serves on its Board. Mr. Brueck, his spouse and Mr. Riley all serve in those capacities as volunteers—that is, none of them receive any compensation from That Can Be Me, Inc.

During 2017, That Can Be Me, Inc. facilitated Books@Work programs at 11 of our facilities, in which over 1,300 of our employees participated. The amount that we paid This Can Be Me, Inc. for designing and facilitating these programs, including for the services of independent professors contracted through That Can Be Me, Inc. was approximately $130,000.

Proposal 1 — Election of directors (Item 1 on the proxy card)

At our annual meeting, shareholders are asked to elect eight directors who will hold office until our 2019 annual meeting or until their respective successors are elected and qualified. Our board of directors presently consists of eight directors, all of whom were elected at the 2017 annual meeting of shareholders. All of the nominees are incumbent directors whose terms would otherwise expire upon the election of directors at the meeting.

Since December 2011, five directors will have retired from service and five new directors have joined the board. This has been due in part to the retirement and replacement of directors who had joined our board in 2002 in connection with our spinout from Goodrich Corporation. The average tenure of the independent directors nominated for election at the annual meeting is 5.6 years, with director tenure ranging from 2.4 to 11 years.

All nominees have indicated that they are willing to serve as directors if elected. Properly executed proxies that do not contain voting instructions will be voted for the election of each of these nominees. If any nominee should become unable or unwilling to serve, the proxies will be voted for the election of a person designated by the board of directors to replace the nominee. Under our bylaws no person less than 18 years of age is eligible to be elected as a director.

The board of directors unanimously recommends that you vote “FOR” the election of each of the nominees for director named on the following pages.

Nominees for election

Stephen E. Macadam

Chief Executive Officer and President

Age 57
Director since 2008

Experience:

Mr. Macadam has served as our Chief Executive Officer and President since April 2008. Previously, he was Chief Executive Officer of BlueLinx Holdings Inc. Before joining BlueLinx in October 2005, Mr. Macadam had been the President and Chief Executive Officer of Consolidated Container Company LLC since August 2001.

He served previously with Georgia-Pacific Corp. where he was Executive Vice President, Pulp & Paperboard from July 2000 until August 2001, and Senior Vice President, Containerboard & Packaging from March 1998 until July 2000. Mr. Macadam held positions of increasing responsibility with McKinsey and Company, Inc. from 1988 until 1998, culminating in the role of principal in charge of McKinsey’s Charlotte, North Carolina operation.

He received a B.S. in mechanical engineering from the University of Kentucky, an M.S. in finance from Boston College and an M.B.A. from Harvard University, where he was a Baker Scholar.

Mr. Macadam’s employment agreement provides that during the term of his employment with EnPro he will be included in the slate nominated by the board of directors for election as a member of the board.

Current public company directorships:

•Valvoline Inc.

Public company directorships in the last five years:

•Axiall Corporation

Qualifications:

•Ten years as EnPro’s senior executive.

•Active involvement in and deep understanding of our company’s operations and markets.

•Specific knowledge of our businesses, our people, our challenges and our prospects for continued growth.

Thomas M. Botts

Age 63
Director since 2012

Experience:

Mr. Botts retired from Royal Dutch Shell on December 31, 2012 as executive vice president, global manufacturing, Shell Downstream Inc. He was responsible for Shell’s global manufacturing business, including all refineries and chemical complexes.

He joined Shell in 1977 as a production engineer and served in a number of corporate and operating roles including executive vice president for exploration and production (E&P) in Europe, leading Shell’s largest E&P unit. He held those responsibilities from 2003 to 2009.

He has been a member of the board of directors of the National Association of Manufacturers, a member of the American Petroleum Institute Downstream Committee, and a member of the council of overseers for the Jones Graduate School of Business at Rice University.

He currently is a non-Executive Director for John Wood Group PLC, an international energy services company based in the United Kingdom, a member of the board of directors of the University of Wyoming Foundation, Chairman of the Governor’s Tier 1 Task Force at the University of Wyoming, a member of the Energy Resources Council, University of Wyoming, and a member of the Society of Petroleum Engineers.

Mr. Botts received a B.S. in Civil Engineering from the University of Wyoming.

Current public company directorships:

John Wood Group PLC

Qualifications:

•Thirty-five years of global business experience in oil and gas exploration and production and refining and petrochemical manufacturing.

•Extensive experience in our oil, gas and petrochemical markets.

•Successful leadership in business transformation in large scale, multi-country organizations.

Felix M. Brueck

Age 62
Director since 2014

Experience:

Mr. Brueck is a Director Emeritus of McKinsey & Company, Inc., a global consulting firm. He was a Director at McKinsey prior to his retirement in 2012. During his almost 30-year career with McKinsey, Mr. Brueck specialized in counseling clients in operational and organizational transformations of entire companies, major functions or business units in technologically complex industries. He was based in offices in Munich, Tokyo and Cleveland.

While at McKinsey, Mr. Brueck led the Firm’s Manufacturing Practice in the Americas and its Organizational Effectiveness Practice in the Americas. He was a founder of McKinsey’s Performance Transformation Practice.

Prior to joining McKinsey, Mr. Brueck worked as an engineer for Robert Bosch GmbH.

Mr. Brueck received a Dipl. Ing. (the equivalent of a Master’s Degree in Mechanical Engineering) from RWTH Aachen University in Germany and a Master’s Degree in International Management from Thunderbird School of Global Management.

Qualifications:

•Expertise and insights developed over 30 years into operational and organizational strategies and structures across a broad range of the industries in which EnPro operates.

•Skill and experience in leadership development and optimizing productivity.

•Experience as an advisor to companies around the world regarding global markets, business environments and practices.

B. Bernard Burns, Jr.

Age 69
Director since 2011

Experience:

Mr. Burns’ career has focused on corporate law, industrial manufacturing, mergers and acquisitions, and service on the boards of companies engaged in a variety of businesses.

Mr. Burns is currently counsel to the law firm McGuireWoods LLP, and was a partner of that firm from 2001 to 2011, and of a predecessor firm from 1979 to 1989. He also serves as the Managing Director of McGuireWoods Capital Group, a merger-and-acquisition advisory business, which he co-founded in 2001. Prior to 2001, Mr. Burns served in various executive capacities with United Dominion Industries Limited, a diversified industrial manufacturer. At United Dominion, he was Senior Vice President and General Counsel from 1993 to 1996, and president of several of its operating segments and divisions from 1996 to 2001.

Mr. Burns earned a B.A. from Furman University and a J.D. from the Duke University School of Law and completed the Advanced Management Program at Duke University’s Fuqua School of Business.

Qualifications:

•Deep experience in legal, corporate governance and operating issues.

•Extensive experience in mergers and acquisitions, including assessment of the valuation and performance of potential acquisitions.

•Long tenure as a senior manager in diverse roles at a large diversified manufacturer.

•Considerable board of director experience at a number of private companies engaged in a broad spectrum of manufacturing and distribution businesses, including service as interim CEO and member of compensation, audit and executive committees.

Diane C. Creel

Age 69
Director since 2009

Experience:

Ms. Creel served as Chairman, Chief Executive Officer and President of Ecovation, Inc., a waste-to-energy systems company, from May 2003 until her retirement in September 2008. Before joining Ecovation, Ms. Creel was Chief Executive Officer and President of Earth Tech, Inc., an international consulting engineering firm, a position she held from January 1991 to May 2003. She joined Earth Tech as Vice President in 1984 and served there as Chief Operating Officer from 1987 to 1991.

Ms. Creel was director of business development and communications for CH2M Hill from 1978 to 1984, manager of communications for Caudill Rowlett Scott from 1976 to 1978, and director of public relations for LBC&W, Architects-Engineers-Planners from 1971 to 1976.

Ms. Creel has a B.A. and M.A. from the University of South Carolina.

Current public company directorships:

•Allegheny Technologies Incorporated (lead director)

•TimkenSteel Corporation

Public company directorships in the last five years:

•Timken Corporation

•URS Corporation

Qualifications:

•Extensive senior management experience, including 15 years as a CEO/Chairman of the Board.

•Experience in and knowledge of mergers and acquisitions, environmental matters, corporate governance, strategic planning, finance, executive compensation and benefits and international markets.

David L. Hauser

Age 66
Director since 2007

Experience:

Mr. Hauser was affiliated with FairPoint Communications, Inc., a communications services company, from July 2009 until March 2011. He joined FairPoint as Chairman of the Board and Chief Executive Officer and served as a consultant to the company from August 2010 until March 2011. In October 2009, FairPoint Communications and all of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York. The Nominating and Corporate Governance Committee has evaluated this event with respect to Mr. Hauser’s nomination for reelection to the board of directors. Considering the well-publicized challenges facing FairPoint Communications at the time Mr. Hauser joined the company, his awareness of those challenges and his commitment to FairPoint Communications in the face of those challenges, the committee and the full board support his nomination for re-election to the board.

Prior to joining FairPoint, Mr. Hauser had a 35-year career with Duke Energy Corporation, one of the largest electric power companies in the United States. He was Group Executive and Chief Financial Officer of Duke Energy from April 2006 until June 30, 2009, and was Chief Financial Officer and Group Vice President from February 2004 to April 2006. He was named acting Chief Financial Officer in November 2003. He was Senior Vice President and Treasurer from June 1998 to November 2003. During his first 20 years with Duke Energy, Mr. Hauser served in various accounting positions, including controller.

Mr. Hauser is a past member of the board of trustees of the University of North Carolina at Charlotte and of the board of trustees of Furman University. He has retired as a member of the North Carolina Association of Certified Public Accountants.

Mr. Hauser received a B.A. from Furman University and an M.B.A. from the University of North Carolina at Charlotte.

Current public company directorships:

•OGE Energy Corp.

Qualifications:

•Training and experience in various accounting and financial reporting roles.

• Service as the chief financial officer of a major corporation provides valuable insight into accounting, financial controls and financial reporting.

•Understanding of public company strategic and corporate planning, including capital allocation.

John Humphrey

Age 52
Director since 2015

Experience

From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc., a Fortune 1000 company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide, and he retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal. Mr. Humphrey’s earlier career included 6 years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions.

Mr. Humphrey is a member of the Board of Advisors of the Elon University Love School of Business.

Mr. Humphrey received a B.S. in Industrial Engineering from Purdue University and an M.B.A. in Finance from the University of Michigan.

Current public company directorships:

•Gardner Denver Holdings, Inc.

Qualifications:

•Prior service as the chief financial officer of a Fortune 1000 corporation provides insight into accounting and financial issues affecting public corporations.

•Experience with international markets, business environments and practices.

•Experience and expertise in capital allocation and strategic planning, including mergers and acquisitions and other business development activities.

•Experience in management of several manufacturing companies provides insight into manufacturing and operational issues.

Kees van der Graaf

Age 67
Director since 2012

Experience

Mr. van der Graaf is owner and chairman of FSHD Unlimited, a biotechnology company he founded in October 2014. Mr. van der Graaf was an Executive-in-Residence at IMD International, an international business school based in Lausanne, Switzerland between 2008 and 2011 and was Co-director of the IMD Global Center in 2011.

Prior to joining IMD, Mr. van der Graaf enjoyed a 32-year career with Unilever NV and Unilever PLC, which operate the Unilever Group, a multinational supplier of fast-moving consumer goods. At Unilever, Mr. van der Graaf served as President of Ice Cream and Frozen Foods—Europe from 2001 to 2004 and as a member of the Board and Executive Committee of Unilever NV and Unilever PLC from 2004 to 2008. During that period, he had responsibilities for the Global Foods division and later for the European Business group.

Until February 2015, Mr. van der Graaf served as a member of the board of directors of Ben & Jerry’s, a wholly owned subsidiary of Unilever, which is charged with preserving and expanding Ben & Jerry’s social mission, brand integrity and product quality.

He has also served as a member of the supervisory boards of several privately held European-based companies and served as chairman of the supervisory board of the University of Twente in The Netherlands.

Mr. van der Graaf received a degree in mechanical engineering and an M.B.A. from the University of Twente.

Current public company directorships:

•Basic-Fit N.V. (Chairman)

•Carlsberg A/S

•GrandVision N.V. (Chairman)

Public company directorships in the last five years:

•OCI N.V

Qualifications:

•Extensive experience as an executive manager in global public corporations.

•Geographic knowledge and management experience in European markets, business environments and practices.

Board leadership structure

The primary responsibility of our board of directors is to oversee and direct management in its conduct of our business. Members of the board are kept informed about our business through discussions with the Chairman and our officers, by reviewing materials provided to them, and by participating in board and committee meetings. In addition, non-management directors meet periodically in executive session without members of management present. These sessions are presided over by the Chairman of the Board of Directors, presently Mr. Hauser, who is functionally our lead independent director.

We believe that the positions of Chairman of the Board of Directors and Chief Executive Officer should be held by separate individuals, and they have been since the inception of our company. The role of Chairman is a non-executive position currently filled by Mr. Hauser, an independent director. Mr. Macadam, our Chief Executive Officer and the principal executive officer of our company, is the only member of our board who is employed by the company. This structure continues to be appropriate for our company given the individuals serving in those positions. Mr. Hauser is a former chief executive officer of a publicly held company and serves and has served as a director of other public companies. This experience, coupled with his knowledge of and familiarity with our company and its businesses through his service on our board of directors, gives him the ability to serve as a valued sounding board for our Chief Executive Officer.

Committee structure

Our board of directors has four committees:

•an Executive Committee,

•an Audit and Risk Management Committee,

•a Compensation and Human Resources Committee, and

•a Nominating and Corporate Governance Committee.

To maximize the efficiency of our board, all of our independent directors serve on each committee other than the Executive Committee. For a list of our independent directors, see “Corporate Governance Policies and Practices—Director Independence.”

Each board committee operates under a written charter approved by the board. Copies of these charters are available on our website at www.enproindustries.com. Click on “For Investors” and then “Corporate Governance” and then “Committees” and look under “Committee Charters.” Copies of the charters are also available in print to any shareholder who requests them.

Executive Committee. The committee is chaired by Mr. Macadam and includes Mr. Hauser and the chairs of the other board committees. Its primary function is to exercise the powers of the board as and when directed by the board or when the board is not in session, excluding powers which may not be delegated to a committee of directors under North Carolina law. The committee did not meet in 2017.

Audit and Risk Management Committee. The Audit and Risk Management Committee assists the board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our management of areas of significant risk (including insurance, pension, asbestos, cybersecurity, environmental and litigation) and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm. This committee has the sole authority to appoint or replace our independent registered public accounting firm and to approve all related fees. It met four times in 2017. Mr. Burns is the chairman.

Compensation and Human Resources Committee. The Compensation and Human Resources Committee assists the board and management in overseeing the appropriateness and cost of our compensation and benefit programs, particularly for executives. The committee sets the salaries and annual bonus and long-term award opportunities for our senior executives, assesses the performance of our Chief Executive Officer, and oversees succession planning. Responsibility for the design, administration, asset management and funding policies of our qualified and non-qualified benefit plans is delegated to a benefits committee consisting of members of management. However, the Compensation Committee has expressly retained the authority to approve amendments to benefit plans (except those resulting from collective bargaining agreements) that would materially affect the cost, basic nature or financing of these plans. In addition, the committee approves all formal policies established by the benefits committee and reviews the benefits committee’s activities at least once a year. The committee met four times in 2017. Mr. Botts is the chairman.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the board and management in exercising sound corporate governance. This committee identifies and nominates individuals who are qualified to become members of the board, assesses the effectiveness of the board and its committees, and recommends board committee assignments. It also reviews various corporate governance issues, including those items discussed under “Corporate Governance Policies and Practices.” The committee met five times in 2017. Mr. Hauser is the chairman.

Risk oversight

As described above, the Audit and Risk Management Committee assists the board in monitoring our compliance with legal and regulatory requirements and the way we manage areas of significant risk. The company’s internal audit group periodically analyzes risks to our company and reports the results of its analysis to the Audit and Risk

Management Committee. The head of the internal audit group reports directly to the Audit and Risk Management Committee and customarily attends meetings of that committee. Our General Counsel also customarily attends the committee’s meetings.

Meetings and attendance

The board met five times in 2017. Board and committee meetings are typically held on successive days, with meetings typically covering two days. The board conducts periodic visits to our facilities as part of its regularly scheduled meetings. All directors attended at least 75% of the meetings of the full board and of the board committees on which they serve.

All directors are encouraged by policy to attend our annual meeting of shareholders and all of our directors attended our 2017 annual meeting.

Corporate governance policies and practices

Our board of directors and management firmly embrace good and accountable corporate governance. We believe an attentive board operating under the highest standards of corporate governance is a tangible competitive advantage. Our board has undertaken substantial efforts to meet those standards.

Corporate Governance Guidelines and Code of Business Conduct

The board regularly reviews our Corporate Governance Guidelines, taking into account recent trends in corporate governance and any new rules adopted by the NYSE and the SEC. Among other things, these guidelines specify that:

•normally the Chief Executive Officer should be the only employee who serves as a director;

•a substantial majority of the members of the board should be independent;

•the board should hold regularly scheduled executive sessions without management present;

•board members should attend our annual shareholders’ meeting; and

•the board should annually evaluate its performance and contributions, and those of its committees.

Our Corporate Governance Guidelines also:

•require any nominee for director in an uncontested election to tender a resignation if a greater number of votes are “withheld” from his or her election than are voted “for” the nominee; and

•prohibit directors from using EnPro stock in hedging or monetization transactions, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments.

Our Code of Business Conduct (the “Code”) applies to our directors and all EnPro employees, including our principal executive, financial and accounting officers. The Code covers conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, fair dealing, compliance with laws (including insider trading laws), the accuracy and reliability of our books and records, and the reporting of illegal or unethical behavior.

The Code requires all transactions by directors or employees that would create a conflict of interest, including related party transactions that require disclosure in our proxy statement, to be reviewed by a member of our internal Corporate Compliance Committee or an attorney in our legal department. The Code also requires the transaction to be presented to our Chief Executive Officer and the Audit and Risk Management Committee. The Code does not include specific procedures for dealing with these transactions, but allows them to be dealt with case-by-case as they arise. All members of the board and all officers must annually certify their compliance with the Code. Each member of the board and each officer certified compliance without exception in the first quarter of 2018.

Copies of the Code and our Corporate Governance Guidelines are available on our website at www.enproindustries.com. From our home page, click on the “For Investors” tab, then on “Corporate Governance” and then, for the Code, click “Code of Conduct” and, for the Corporate Governance Guidelines, click on “Board of Directors” and then “Corporate Governance Guidelines.”

Director independence

The EnPro board believes a substantial majority of directors should be independent. At its February 2018 meeting, the board considered the independence of each person serving as a director and determined that Mr. Botts, Mr. Brueck, Mr. Burns, Ms. Creel, Mr. Hauser, Mr. Humphrey and Mr. van der Graaf are independent. Mr. Macadam, the remaining member of our board, is an employee and is not considered independent.

To determine independence, the board used the definition of an “independent director” in the NYSE listing standards and our Corporate Governance Guidelines, which categorize a director as independent only if the board affirms the director has no outside material relationship with our company (either directly or as a director, partner, shareholder or officer of an organization that has a relationship with us).

Under our Corporate Governance Guidelines, a director may be deemed independent even though we have a relationship with an organization with which the director is affiliated as a director, partner, shareholder or officer. In such situations, the director is deemed independent so long as:

•the relationship is in the ordinary course of our business and is on substantially the same terms as those generally prevailing at the time for comparable transactions with unaffiliated persons; and

•if the relationship involves credit being extended to us, all applicable laws have been complied with and no default has occurred.

Under the guidelines, a director cannot be independent if he or she falls into one of the following categories:

•the director is an EnPro employee, or has been within the past three years, or an immediate family member of the director is an executive officer of EnPro, or has been within the past three years;

•the director or an immediate family member has received more than $120,000 in direct compensation from us during any 12-month period within the past three years; director and committee fees and pension or other forms of deferred compensation for prior service are excluded, provided the compensation is in no way contingent on continued service;

•the director or an immediate family member is a current partner of our auditor; the director is a current employee of our auditor; the director has an immediate family member who is a current employee of our auditor and who personally works on our audit; or the director or an immediate family member was a partner or employee of our auditor within the past three years and personally worked on our audit within that time;

•the director or an immediate family member is, or has been in the past three years, employed by a company whose board includes an executive officer of EnPro who serves on the other board’s compensation committee;

•the director is a current employee, or an immediate family member is a current executive officer, of a company whose sales to us or purchases from us in any of the past three fiscal years exceeded the greater of $1,000,000 or 2% of the other company’s consolidated annual revenues; or

•the director or the director’s spouse is an officer, director or trustee of a charitable organization which receives discretionary charitable contributions from us exceeding the greater of $1,000,000 or 2% of the other organization’s annual revenues.

Each director completed a questionnaire to identify any relationships the director may have with us or with any of our executive officers or other directors. After discussing all relationships disclosed in the responses to these questionnaires, the board determined that no director except Mr. Macadam has a material relationship with the company other than as a director and all directors except for Mr. Macadam are independent.

Board, committee and director evaluations

The board of directors and the Audit and Risk Management, Compensation and Human Resources, and Nominating and Corporate Governance committees each assess their performances with yearly self-evaluations. The evaluations are completed by means of a questionnaire submitted to the directors inviting written comments on all aspects of the board’s and each committee’s process. In addition, the evaluations include an individual director assessment component to permit each director to evaluate the contributions of each of the other directors. The evaluations are summarized, reviewed by the Chairman of the Board and become the basis for discussions of board, committee and director performances and recommendations for improvements in the ways the board and committees function and directors perform their duties.

Audit committee financial expert

The board of directors has determined that Mr. Humphrey, a member of the Audit and Risk Management Committee, is an “audit committee financial expert” as defined in Item 401(h) of the SEC’s Regulation S-K. At its February 2018 meeting, the board determined that Mr. Humphrey, through his education and experience, including his experience serving as the chief financial officer of a large public company, has all of the following attributes:

•an understanding of generally accepted accounting principles and financial statements;

•the ability to assess the general application of those principles in connection with the accounting for estimates, accruals and reserves;

•experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that our financial statements can reasonably be expected to raise;

•an understanding of internal controls and procedures for financial reporting; and

•an understanding of audit committee functions.

Director candidate qualifications

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including whether the candidate is independent from management and the company, whether the candidate has relevant business experience, the composition of the existing board, matters of diversity (including diversity in professional experience and industry background), and the candidate’s existing commitments to other businesses. In addition, all candidates must meet the requirements of our Corporate Governance Guidelines. Those requirements include:

•broad training and experience at the policy-making level in business, government, education, technology or philanthropy;

•expertise useful to our company and complementary to the background and experience of other board members, so that we can achieve and maintain an optimum balance in board membership;

•the high integrity, strength of character and mature judgment essential to effective decision-making;

•devoting the time required for the work of the board and one or more of its committees. Candidates should be willing to serve on the board over a period of several years in order to develop sound knowledge of our business and principal operations;

•no significant conflict of interest; and

•being at least 18 and no more than 72 years old. A candidate who has reached age 72 may be nominated for election or re-election if the Nominating and Corporate Governance Committee and our board of directors determine his or her nomination is in the best interests of our company and our shareholders. The determination will be made by a majority vote of directors not subject to the age limit.

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by shareholders. Shareholders who wish to suggest a candidate for nomination should send a written statement addressed to our Secretary at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209. See “Shareholder Proposals” on page 52 for a description of the requirements to be followed under our bylaws in submitting a candidate and the content of the required statements.

Nomination process

The Nominating and Corporate Governance Committee annually reviews a matrix, similar to the matrix appearing on page 3, which compares the skills of our current directors with all of the skills we have identified as necessary to maintain an attentive, high-functioning board. When the Nominating and Governance Committee identifies desirable skills that are lacking among incumbent directors, the Committee searches to identify candidates who would add the missing skills. The search includes soliciting suggestions from incumbent directors, management or others and evaluating suggestions submitted by shareholders. The Committee may also engage a third party to identify and evaluate candidates.

The Committee evaluates the candidates and if it agrees on the suitability of a candidate, the candidate is interviewed by each member of the board of directors, generally in separate meetings. The Committee may also ask the candidate to meet with management.

If the Committee concludes a candidate has skills which would add value to the board and if the candidate meets all of the requirements for membership, the Committee will recommend the candidate to the full board for nomination for election or appointment (if the purpose of the search was to fill a vacancy).

Before recommending a sitting director for re-election, the Nominating and Corporate Governance Committee considers whether the director’s re-election would be consistent with the criteria for board membership in our Corporate Governance Guidelines (as described above), the skills identified in the matrix used by the Committee (as described above) and applicable rules and requirements of the SEC and NYSE. This process includes a review by the Nominating and Corporate Governance Committee of the responses to the annual director questionnaires.

Our directors share certain characteristics that we believe are critical to effective board membership. They include sound and mature business judgment essential to intelligent decision-making, experience in policy-making, integrity and honesty, and the ability to collaborate effectively. These characteristics, and the specific experiences and qualifications noted in the biographies found in the section headed “Nominees for Election” support the board’s nomination for election of each of these individuals.

Communications with the board

Shareholders and other interested parties can communicate with our board in various ways. They may write the board at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209; they may contact the board anonymously and confidentially through our EnTegrity Assistance Line; and they may attend our annual shareholders meeting, where they will have the opportunity to talk directly to members of our board.

Letters to the board should be addressed in care of our Secretary, who the board has authorized to receive and process written correspondence. He will direct correspondence about issues within the board’s scope of responsibility directly to the Chairman and to the chairman of any committee to which the correspondence relates. Customer complaints and other correspondence about ordinary business matters are sent directly to the applicable business. Correspondence of other types is not forwarded to the board but held by the Secretary and made available to any director who wishes to see it.

Shareholders and other interested parties who wish to send anonymous and confidential correspondence to the board may do so through our EnTegrity Assistance Line. The line is staffed by an independent third party who is responsible for receiving and forwarding messages on the line. Instructions for using the line are available under the “Corporate Governance” link accessed from the “For Investors” link on our website at www.enproindustries.com. Items addressed to the board of directors are forwarded to the Chairman of the Audit and Risk Management Committee, a non-management director. Items not addressed specifically to the board of directors are forwarded to our Director of Internal Audit, who reports directly to the Audit and Risk Management Committee and is a member of our internal Corporate Compliance Committee. The Director of Internal Audit periodically updates the Audit and Risk Management Committee about the investigation and resolution of all reports alleging financial and other types of misconduct.

Director compensation

Effective in February 2017, we adjusted the compensation of our non-employee directors to provide for the following

•an annual cash retainer of $80,000 (increased from $75,000); and

•an annual grant of phantom shares equal in value to approximately $95,000 (increased from $90,000), with additional cash compensation paid to:

•the chairman of our Compensation and Human Resources Committee, who receives an annual fee of $15,000 (increased from $12,000);

•the chairman of our Audit and Risk Management Committee, who receives an annual fee of $20,000 (increased from $15,000);

•the chairman of our Nominating and Corporate Governance Committee, who receives an annual fee of $10,000 (increased from $7,500); and

•our Chairman, who receives an additional annual fee of $50,000 for his service in that capacity (increased from $40,000).

Compensation is prorated for service in any of these positions for a portion of the year. In addition, each director may be granted phantom shares upon his or her initial election to the board. The amount of such an award is determined by the Nominating and Corporate Governance Committee and has generally been based on the number of days remaining in the year that the director is elected.

Employee directors receive no compensation for serving on our board.

The compensation of our non-employee directors had last been adjusted in 2014. We periodically review benchmarking studies to evaluate the amount and form of compensation paid to non-employee directors relative to the compensation paid to non-employee directors of peer companies. Based on this evaluation and our analysis of the service required of our non-employee directors, we believe that the compensation paid to our non-employee directors is reasonable.

Non-employee directors are generally granted phantom shares at the first meeting of the Compensation Committee each year. Phantom shares are fully vested when awarded and are paid in shares of common stock when a director ceases his or her service on the board.

Board members are required to own the company’s stock. Each director has five years from the date he or she joins the board to accumulate EnPro shares equal in value to at least five times the annual cash retainer paid to directors. Phantom shares count toward this requirement. We examine compliance with this policy each February. As of February 12, 2018, all of the directors complied with this requirement.

A Deferred Compensation Plan allows non-employee directors to defer receipt of all or part of the cash portion of their annual retainer fees. The deferred portions of the fees can be directed to a cash account or a stock account. Fees deferred into a cash account are credited with a return based on an investment option chosen by the director from those available under our Retirement Savings Plan for Salaried Employees (excluding our common stock). Fees deferred into a stock account are credited with stock units, each equal in value to the fair market value of one share of our common stock on a given date. All amounts deferred are payable after a director ceases his or her service on the board. As of December 31, 2017, the following directors had deferred compensation balances under the plan: Mr. Botts, 2,698 stock units; Mr. Brueck, 5,025 stock units; Mr. Hauser, $821,393 and 7,797 stock units; and Mr. Humphrey, 1,019 stock units.

The following table presents the compensation we paid to all non-employee directors for their service in 2017, which includes the service of Gordon D. Harnett, who retired as a director, and as Chairman of the Board of Directors, at the 2017 annual meeting.

2017 Non-Employee Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (1) (b)	Stock Awards ($) (2) (c)	All Other Compensation ($) (3) (g)	Total ($) (h)
Thomas M. Botts	94,044	95,006	7,310	196,360
Felix M. Brueck	79,403	95,006	5,071	179,480
B. Bernard Burns, Jr.	93,029	95,006	8,235	196,270
Diane C. Creel	79,403	95,006	12,381	186,790
Gordon D. Harnett	42,910	30,220	10,148	40,368
David L. Hauser	126,058	95,006	18,284	239,348
John Humphrey	79,403	95,006	2,810	177,219
Kees van der Graaf	79,403	95,006	7,596	182,005

(1)Messrs. Brueck, Hauser and Humphrey deferred $79,403, $126,058 and $79,403, respectively, of the fees earned in 2017 pursuant to our Deferred Compensation Plan for Non-Employee Directors. Of these amounts, Messrs. Brueck and Humphrey each elected to defer $79,403, into a stock account and as a result an aggregate of 1,015 stock units, individually, were credited to each of them under our Deferred Compensation Plan for Non-Employee Directors. The grant date fair value of such stock units is equal to the dollar amount of the fees deferred into the stock account. Mr. Hauser elected to defer $126,058 into a cash account.

(2)On February 13, 2017, each current director then serving as non-employee member of the board received a grant of 1,399 phantom shares to be settled in shares of common stock, other than Mr. Harnett who received a prorated award of 445 phantom shares. The stated value is based on the closing price of our common stock on the immediately preceding trading date, which was $67.91 per share. As of December 31, 2017, the non-employee directors held the following numbers of phantom shares, including phantom shares to be settled in cash:

Director	Number of Phantom Shares
Thomas M. Botts	8,962
Felix M. Brueck	6,259
B. Bernard Burns, Jr.	10,096
Diane C. Creel	15,191
David L. Hauser	22,454
John Humphrey	3,501
Kees van der Graaf	9,340

(3)Such amounts equal the aggregate grant date fair value of phantom shares to be settled in shares of common stock issued pursuant to the dividend equivalent rights provisions of previously granted awards of phantom shares to be settled in shares of common stock with respect to dividends paid on our common stock in 2017. The grant date fair value of each such dividend equivalent issuance is equal (subject to rounding of the number of phantom shares issued) to the cash dividend payable on the number of shares of our common stock equal to such director’s aggregate number of phantom shares to be settled in shares of common stock held as of the record date for the payment of such dividend.

Audit Committee report

The Audit Committee oversees the quality and integrity of our financial reporting processes and our internal accounting controls. Management prepares our financial statements and establishes and maintains adequate internal control over financial reporting. The independent registered public accounting firm performs an independent integrated audit of those financial statements and the effectiveness of our internal control over financial reporting.

The Audit Committee has met and discussed with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited 2017 consolidated financial statements and our internal control over financial reporting. In meeting with the Audit Committee, management informed the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and that our internal control over financial reporting was effective as of December 31, 2017. The Audit Committee reviewed and discussed the consolidated financial statements and our system of internal control over financial reporting with management and PricewaterhouseCoopers.

In addition, the Audit Committee:

•discussed with PricewaterhouseCoopers Auditing Standard No.1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board,

•received the written disclosures and the letter from PricewaterhouseCoopers relating to the firm’s independence required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and

•confirmed with PricewaterhouseCoopers the firm’s independence from us.

The Audit Committee also discussed with our internal auditors and PricewaterhouseCoopers the overall scope and plans for their respective 2017 audits. With and without the presence of management, the Audit Committee met with the internal auditors and PricewaterhouseCoopers to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

Relying on its discussions with management and PricewaterhouseCoopers and its review of management’s representation and the report of PricewaterhouseCoopers to it, the Audit Committee recommended that the board of directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 to be filed with the SEC.

Audit and Risk Management Committee

Thomas M. Botts
Felix M. Brueck
B. Bernard Burns, Jr.
Diane C. Creel
David L. Hauser
John Humphrey
Kees van der Graaf

February 12, 2018

Compensation and Human Resources Committee report on
executive compensation

The Compensation and Human Resources Committee develops and oversees the implementation of our compensation philosophy and strategy. The committee assists the board of directors by monitoring the appropriateness and cost of our compensation and benefit programs, particularly for the CEO and the other senior executives.

The section entitled “Compensation Discussion and Analysis” explains the material elements of our compensation program and provides an analysis of the material factors underlying the committee’s compensation policies and decisions. The committee has reviewed and discussed the section with management, and recommended to our board of directors that it be included in this proxy statement and in our annual report on Form 10-K for the year ended December 31, 2017.

Compensation and Human Resources Committee

Thomas M. Botts
Felix M. Brueck
B. Bernard Burns, Jr.
Diane C. Creel
David L. Hauser
John Humphrey
Kees van der Graaf

February 12, 2018

Compensation discussion and analysis

This compensation discussion and analysis provides information about our 2017 compensation program for our named executive officers or NEOs. For 2017, those officers are:

•Stephen E. Macadam, President and Chief Executive Officer (and principal executive officer);

•J. Milton Childress II, Executive Vice President and Chief Financial Officer (and principal financial officer);

•Marvin A. Riley, Executive Vice President and Chief Operating Officer and Division President, Fairbanks Morse;

•Robert S. McLean, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary; and

•Eric A. Vaillancourt, Division President, Garlock.

Our Compensation and Human Resources Committee (which we refer to in this “Compensation Discussion and Analysis” section as the “Committee”) and our board of directors determine executive compensation based on a comprehensive view of factors designed to produce long-term business success. The objectives of our executive officer compensation programs are to attract, motivate and retain key executives who will drive our success. Our pay practices reward these executives for superior performance and align their interests with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion of compensation based on our financial performance increases with the officer’s level of responsibility;

•is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;

•enhances retention of our executives. Much of their total compensation vests over several years;

•links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;

•enables us to compete effectively for talented individuals who will help us successfully execute our business plan; and

•does not encourage our executives to take unnecessary or excessive risks.

The following charts show the relative portion of our CEO’s total 2017 target in-service compensation and the average target in-service compensation of the other NEOs serving as executive officers as of the date of this proxy statement. Target in-service compensation consists of base salary paid in 2017, target annual performance-based cash compensation awards made in 2017, target long-term incentive performance-based cash and equity compensation awarded in 2017, other long-term equity compensation in the form of restricted stock units awarded in 2017 and other compensation not related to changes in retirement benefits.

Other NEOs Average Target In-service Compensation

Other
4%
Salary
32%
Annual
Performance
20%
LTIP
Cash
10%
LTIP Equity
12%
RSUs
22%

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. For 2017, we selected a combination of incentive performance measures that focus on driving operating earnings and rewarding the appropriate use of capital, and include a relative shareholder return measure to evaluate our performance relative to a peer group. We set goals against these measures and make little or no payment for poor performance against our goals, though our executives can earn significant payment relative to their salary levels for superior performance against them. We make annual awards of restricted stock units which vest after three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

While we generally set measures based on company-wide performance (and for this purpose we include GST and OldCo in our results as if they were reconsolidated for all periods), for annual incentive awards to divisional personnel 75% of the award is based on the respective division’s performance with the remaining 25% based on company-wide performance. We believe that this weighting toward divisional performance not only improves the line-of-sight for the incentives for employees in our divisions, but appropriately recognizes and rewards collaboration of divisional personnel across the company.

We believe our compensation structure aligns with the interests of our shareholders and results in payment based on our performance.

Business highlights

In 2017, we achieved a significant company milestone and continued to strategically invest to grow our businesses. In the third quarter, we successfully concluded the asbestos claims resolution process (the “ACRP”) and reconsolidated GST and OldCo. During the year, we also made investments in two strategic acquisitions and continued organic investments in commercial excellence, operations, and innovation to support our long-term objectives for profitable growth. We experienced strong year-over-year sales and earnings growth across each segment. We experienced positive economic tailwinds in many of our end markets and benefited from the impacts of favorable foreign exchange trends. Overall, we are encouraged by the performance of our businesses in 2017, which was reflected in the strong share price improvement over the course of the year.

Asbestos claims resolution process. During 2017, we achieved the final major legal milestones in our long journey to resolve the asbestos issue that has weighed on our company since our creation in 2002. As a reminder, in March 2016, we reached a comprehensive settlement to resolve current and future asbestos claims against GST and OldCo. The settlement outlined a joint plan of reorganization which permanently resolved all current and future asbestos claims against GST and OldCo and protected all of EnPro from those claims. In May 2017, we received the final Bankruptcy Court recommendation for the joint plan of reorganization, and in early June 2017, the U.S. District Court for the Western District of North Carolina confirmed the plan. In July 2017, the joint plan of reorganization was consummated and became effective, and we formally reconsolidated GST and OldCo’s financial results with the rest of EnPro. In conjunction with the joint plan of reorganization in the third quarter, we funded $400 million to satisfy a portion of the U.S. asbestos trust obligation and $16.7 million to fully satisfy the Canadian asbestos settlement obligation. In the fourth quarter, we funded substantially all of the remaining $80 million U.S. asbestos trust obligation. Aside from a final contingent payment true-up of up to $1.2 million related to the U.S. asbestos trust obligation, we have no outstanding funding obligations related to the joint plan as of the end of the year.

Continued Growth. In 2017, we experienced improving demand levels and increased activity in most of our markets. In our Sealing Products segment, we experienced strong demand in the semiconductor, food and pharma, general industrial, aerospace, and heavy-duty trucking end markets. Positive market momentum in these markets was partially offset by continued softness in the industrial gas turbines market. In our Engineered Products segment, we benefited from rebounding demand in oil and gas and strong demand in the general industrial and automotive markets. In our Power Systems segment, engine and aftermarket demand increased compared to 2016.

Segment profit margins in our Sealing Products segment increased compared to 2016 as a result of enhanced operating leverage from higher sales volumes. In our Engineered Products segment, segment profit margins increased compared to 2016 driven by enhanced operating leverage due to higher sales volumes and the full-year impacts of extensive restructuring activities that took place in 2015 and 2016. In our Power Systems segment, segment profit margins increased compared to 2016 driven primarily by favorable foreign exchange.

Acquisitions. In May 2017, we acquired Qualiseal Technology (“Qualiseal”), a manufacturer of mechanical sealing products primarily for the aerospace industry. Qualiseal’s sealing products are highly engineered and serve niche, mission-critical aerospace applications. The acquisition expands our presence and scale in the commercial aerospace market and complements our existing sealing solutions to provide a more comprehensive product portfolio. Qualiseal was integrated into our Technetics Group division within the Sealing Products segment.

In October 2017, we acquired Commercial Vehicle Components, LLC (“CVC”), a manufacturer of air disc brake and medium-duty hydraulic disc brake pads. The acquisition provides us with a premium portfolio of air disc brake pads designed to exceed OE performance specifications and enables Stemco to expand further into the medium-duty commercial vehicle marketplace. CVC was integrated into our Stemco division within the Sealing Products segment.

We continue to pursue strategic acquisition opportunities in a number of markets including the semiconductor, food and pharma, aerospace and heavy-duty trucking markets.

Dividends and share repurchases. In 2017, we continued our quarterly dividend payments to shareholders, and increased the quarterly dividend in the first quarter from $0.21 to $0.22 per share. In addition, we continued our efforts to return capital to our shareholders by repurchasing shares under the $50 million share repurchase program authorized in 2015, which expired on October 28, 2017. Under this program, we repurchased 170,903 shares for approximately $11.5 million in 2017 and a total of 898,060 shares for $47.2 million over the duration of the program.

Our Board of Directors authorized a new share repurchase program in the fourth quarter. Under the new share repurchase program, our company can repurchase up to

$50 million of its common shares over a three year period of time beginning on October 28, 2017. Through the end of the fourth quarter, we had not yet made any share repurchases under the new program.

We regularly evaluate our capital allocation strategy based on company performance and anticipated capital requirements for growth, and we will continue this practice in 2018.

Shareholder engagement

Throughout the course of each year, we have dialogues with numerous shareholders, including frequent conversations with many of our largest shareholders. These conversations cover a wide range of topics, including our strategic direction, financial performance, future growth opportunities, capital allocation strategy, and management practices. During these conversations in 2017, while no shareholder or group of shareholders raised significant concerns about our practices or policies, we did receive constructive feedback which was communicated to the Committee.

At our 2017 annual meeting, we asked our shareholders to support a non-binding resolution to approve the compensation paid to our named executive officers as reported in our proxy statement for that meeting. Of the shares voted “for” or “against” that proposal, over 95% of the shares were voted “for” approval of that resolution. The Committee typically establishes incentive compensation opportunities each February. While the May 2017 shareholder vote occurred after the structure for the 2017 compensation awards had been set by the Committee, the 2017 shareholder vote was considered by the Committee in determining the compensation program for 2018.

Changes to compensation program for 2017

The 2017 compensation program was substantially similar to the 2016 program, with two exceptions as described below:

Alternative metric used for annual performance awards. The Committee granted awards under our annual plan for 2017 with performance measures and weightings similar to awards granted in 2016, except that it replaced the relevant adjusted operating income performance measure with a performance measure based on adjusted EBITDA. The difference between these two performance measures is that adjusted EBITDA does not reflect the impact of depreciation and amortization expense. The Committee selected adjusted EBITDA as a performance measure instead of adjusted operating income because it felt that adjusted EBITDA was a measure well understood and followed by our investors and that excluding the impact of depreciation and amortization expense eliminated variability due to these expenses, which are not as reflective of the annual operating performance of our businesses.

Termination of management stock purchase deferral plan. In addition, the Committee terminated any further participation in the management stock purchase deferral plan due to the low level of participation in this plan. This plan permitted officers and other senior personnel to voluntarily defer up to 50% of annual incentive compensation, with deferred amounts credited to these individual’s accounts based on the value of our common stock and participants being eligible to receive awards of restricted stock units equal to 25% of the amount of compensation deferred.

Compensation practices

All of our non-management directors sit on our Compensation and Human Resources Committee. The primary function delegated to the Committee by our board is overseeing the appropriateness and cost of our compensation programs, particularly the program for executive officers.

The role of the executive officers

The compensation of our CEO and other executive officers is set by the Committee based on the advice of its independent executive compensation consultant and our human resources group. However, our CEO and other executive officers are involved in certain aspects of our compensation practices. At the request of the Committee, and after receiving input from the Committee’s independent executive compensation consultant and our internal human resources group, our CEO proposes salary levels and incentive award opportunities for all executive officers other than himself, and the Committee considers his proposals in setting compensation for those officers. The Committee itself sets our CEO’s compensation without regard to the compensation of other executive officers. In this way, any increase in compensation that our CEO proposes for those officers does not form the basis for a corresponding increase in his compensation.

The performance measures and levels for our annual and long-term incentive plans are set by the Committee based on proposals made by our executive officers. The executives’ proposals are based on the forecasts for the performance of each of our operating divisions, key economic indicators affecting our businesses, historical performance of our businesses, recent trends in our industries, and our strategic plans. The executive team presents the Committee with the performance measures it believes to be most important and meaningful to achieving our strategic goals. The team also proposes the weighting it believes appropriate for each factor in the calculation of the overall incentive awards, and the threshold, target and maximum payout levels appropriate for each of the performance measures.

Each December, the Committee reviews the executive team’s proposals and seeks its independent executive compensation consultant’s advice on those proposals. At a meeting during the following February, the Committee reviews and approves threshold, target and maximum payout levels and makes the final determination of performance measures, weightings and payout levels to be used for each incentive award. The Committee often directs members of management to provide information and otherwise help the consultant complete his analyses, but does not delegate any decision-making authority to executive officers or other members of management.

The role of the independent executive compensation consultant

The Committee has engaged Pearl Meyer to serve as its independent executive compensation consultant. At the Committee’s request, Pearl Meyer provides no other services to our company.

Pearl Meyer reports directly to the Committee on all work assigned by the Committee. Pearl Meyer also interacts with management when necessary and appropriate to carry out its assignments, but only with the Committee’s approval. Specifically, personnel in our internal human resources group provided compensation and performance data to Pearl Meyer. In addition, Pearl Meyer, in its discretion, from time to time seeks confirmation from our CEO and our Chief Financial Officer of the accuracy of its presentation of our strategy that it includes in materials presented to the Committee.

Pearl Meyer’s work for the Committee with respect to 2017 compensation decisions included:

•analyzing the competitiveness of our executive compensation programs in the fall of 2016. This included a benchmarking study comparing the compensation paid to our top executives to the compensation paid to their counterparts at peer companies and review of nationally recognized published executive compensation survey data;

•providing information about market trends in executive and director pay practices;

•advising on compensation program design and structure;

•reviewing the relationship between executive compensation and company performance; and

•assisting in the preparation of our proxy statement.

The Committee has concluded that Pearl Meyer is independent and has no conflict of interest in its engagement by the Committee. In reaching this conclusion, the Committee considered a number of factors, including that Pearl Meyer provides no services to EnPro other than advice to the Committee on executive and director compensation and that, outside of the engagement, no individual on the Pearl Meyer team assigned to the engagement has any business or personal relationship with members of the Committee or with any of our executive officers.

Compensation program design

To design an executive compensation program that is in line with the policies described below, the Committee considered:

•the executive compensation and market competitiveness studies described below;

•internal pay fairness;

•comprehensive compensation histories for each of our executive officers which include each element of compensation and benefits (salary, incentive awards, equity grants, retirement benefits, and possible severance or change in control payments);

•the impact of tax and accounting rules;

•whether the structure of our compensation programs creates an incentive for taking excessive risk; and

•trends affecting the company’s markets.

When setting targeted in-service compensation for each of our executive officers, the Committee considers individual performance, experience and tenure. In evaluating the reasonableness and competitiveness of targeted in-service compensation, the Committee reviews compensation data for a broad survey group and for a peer group prepared by its independent executive compensation consultant.

The following table highlights key features of our executive compensation program. We also identify certain compensation practices that the Committee has not implemented because it does not believe they would serve our shareholders’ long-term interests.

What we do
✓

We make variable, performance-based compensation a significant component of each executive officer’s total compensation and increase the proportion of variable compensation to total compensation as levels of responsibility increase.

✓	We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of improvement in long-term results.
✓	We require meaningful stock ownership and retention at levels that increase with responsibility.
✓	We have implemented a one-year holding requirement for net after-tax shares earned under performance share awards.
✓	We use a performance measure relative to the performance for comparable companies for long-term incentive awards payable in stock.
✓	The Committee uses an independent executive compensation consultant which reports directly to the Committee and does not provide any other services to our company.
✓	We have a clawback policy for the recovery of performance-based compensation in the event of executive officer misconduct related to our financial results.
What we don’t do
X	We do not permit hedging transactions on our stock.
X	We do not provide special perquisites to any employee.
X	We do not vest time-based equity awards in less than three years.
X	We do not re-price stock options without shareholder approval or permit discounted stock options.

Stock ownership and retention requirements

Each executive officer is required by policy to hold shares of our common stock with a market value at least equal to a specific multiple of the officer’s base salary. The multiple increases with the officer’s level of responsibility. The minimum ownership required for our CEO is 5.0 times base salary; for all other NEOs, the minimum is 2.5 times base salary. Minimum levels for the other executive officers range from 0.75 times to 1.5 times base salary. In light of this policy, the Committee believes it is appropriate to provide officers with an opportunity to earn shares as part of their long-term incentive awards.

Once named an executive officer, an individual has five years to reach the minimum stock ownership requirement for his or her position. Individuals who were officers in 2012, when we set the multiples, had five years from the increase to reach the new level. An executive officer who fails to maintain the required level of ownership must retain 50% of any shares received under any company equity award plan until he or she satisfies the requirement. Restricted shares of our common stock and restricted stock units count toward minimum ownership only after the restrictions lapse.

We check for compliance with this policy in connection with our board of directors meeting held each February. As of February 12, 2018, the date of the Committee’s February 2018 meeting, all of our current named executive officers who have been executive officers for at least five years held at least the minimum number of shares.

Annual compensation decisions

We generally make compensation decisions and grant equity and other compensation awards only on an annual basis. We make interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.

In 2017, we adjusted the compensation of Marvin A. Riley mid-year in connection with his acceptance of the additional responsibilities of serving as our corporate Executive Vice President and Chief Operating Officer, as he also continued his responsibilities of serving as President of our Fairbanks Morse division. We increased Mr. Riley’s salary commensurate with his additional responsibilities, awarded him 4,000 restricted stock units and adjusted his annual performance incentive award to establish a target based on 70% of his prorated salary for 2017 and with corporate-level performance objectives.

Anti-hedging policy

Our policies prohibit employees, officers and directors from using the company’s securities in any hedging or monetization transactions. The prohibition includes but is not limited to, the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the company’s securities.

Pledging policy

Our policies prohibit executive officers from pledging EnPro shares that they own as collateral, including holding EnPro shares in a margin account, unless the officer holds unpledged shares at least equal to the amount required under our stock ownership and retention policy and receives pre-approval of the pledge from our General Counsel. Under our policies, a pledge may not be approved unless the officer clearly demonstrates the financial capacity to repay the loan or obligation secured by the pledge without resorting to the pledged shares. Mr. Macadam has pledged 100,000 shares to secure a managed trading program with respect to a broad securities index that does not include any EnPro securities. This pledge transaction was approved in advance in accordance with our policy.

Clawback policy

Our clawback policy allows the company to recover performance-based compensation from any executive officer who engages in fraud or willful misconduct that requires us to restate our financial results. Under the policy, we are entitled to recover cash awards made under our annual incentive performance plan and cash or equity-based incentive awards made under our long-term incentive performance plan. If the Committee determines the compensation would have been lower if it had been based on the restated results, it will, to the extent permitted by law, seek to recover from the executive officer all performance-based compensation it deems appropriate after a review of all relevant facts and circumstances.

Market competitiveness analyses

In evaluating target compensation levels, the Committee has requested its independent executive compensation consultant, Pearl Meyer, to prepare benchmarking studies. These studies have been prepared and presented to the Committee every two years. The most recent study presented to the Committee, prior to the compensation decisions it made in February 2017, was prepared in October 2016.

In its benchmarking studies, Pearl Meyer compared the specific compensation elements we awarded to each of our executive officers to those awarded to executive officers with similar responsibilities of each member of the peer group and the broader survey group and to the relevant medians of the peer group and survey group. Based on its analysis, Pearl Meyer advised the Committee on adjustments to base salary, annual incentive award and long-term incentive awards for each named executive officer. Peer and survey compensation data allow the Committee to determine whether our compensation programs and target compensation levels for executive officers are reasonable and competitive.

At the direction of the Committee, Pearl Meyer screened and reviewed companies included in Standard & Poor’s Global Industry Classification Standard Capital Goods industry classification, reviewed the peer groups included in the 2016 reports of certain principal proxy advisory firms, and conducted an analysis to identify potential peer companies, evaluating comparability in terms of sales, business mix alignment, and market value. The peer group selected by the Committee for the 2016 study, consistent with Pearl Meyer’s recommendation following its analysis, was as follows:

•Actuant Corporation	•Barnes Group, Inc.
•Circor International, Inc.	•Clarcor, Inc.
•Crane Co.	•Curtiss Wright Corp.
•Graco Inc.	•IDEX Corporation
•Nordson Corporation	•TriMas Corporation
•Mueller Water Products, Inc.	•Watts Water Technologies, Inc.
•Woodward, Inc.

This was the same group of companies included in the preceding study prepared by Pearl Meyer in October 2014, other than Colfax Corporation. Based on the recommendation of Pearl Meyer, the Committee approved the exclusion of Colfax Corporation from the peer group based on its significantly larger size compared to EnPro and other members of the peer group. Annual revenues of the peer companies ranged from $621 million to $2.7 billion, with median revenues of $1.4 billion. The market capitalization of the peer companies at the time of the study ranged from $858 million to $7.0 billion, with median market capitalization of $3.1 billion.

To determine our size relative to the compensation peer group, we include the third-party sales of GST. Those sales were $195.7 million for the year ended December 31, 2016, at which time GST remained deconsolidated from our financial results as a result of the voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code filed in 2010. GST was reconsolidated for financial reporting purposes on July 31, 2017 upon the consummation of its plan of reorganization confirmed in the bankruptcy proceedings. During the period of GST’s deconsolidation, its oversight remained a responsibility of our executive officers. For this reason, for relative compensation comparisons we included GST’s net sales to third parties in the calculation of the revenues we use to compare ourselves to the peer group.

For executive compensation purposes, we believe a comparison of the relative size and complexity of a company is more important than a comparison of specific products manufactured. These are the types of companies with whom we compete for management personnel and therefore we believe it is appropriate for us to compare our compensation practices with theirs.

Evaluation of incentives for excessive risk

To discourage excessive risk, the Committee seeks to balance:

•fixed and variable compensation,

•short-term and long-term compensation,

•the performance measures used to determine incentive compensation, and

•the level of in-service and post-retirement benefits.

The Committee has specifically evaluated the company’s compensation structure and practices and concluded that they do not establish incentives for unnecessary or excessive risk.

Compensation analysis

The following section discusses and analyzes each element of our executive compensation program.

Base salary

Base salaries give our officers a relatively secure level of compensation. Adjustments to base salary rates typically are made in February of each year and are effective on or about April 1, though mid-year adjustments may be made in the event of promotion or other special circumstance. In February 2017, the Committee increased Mr. Macadam’s base salary rate by 3%. Mr. Macadam’s base salary rate has been increased only one other time (by 3% in 2014) since he was hired in March 2008. In February 2017, the Committee also adjusted the base salary rates of the other named executive officers in 2017 from the levels paid in 2016. These increases averaged 4%, with individual increases ranging from 2.4% to 5.5%. In July 2017, the Committee further increased Mr. Riley’s base salary to a level 16% above his 2016 base salary rate in connection with his acceptance of the additional responsibilities of serving as our corporate Executive Vice President and Chief Operating Officer.

Annual performance incentive plan awards

The plans used by the Committee to make annual incentive compensation awards are designed to give executive officers a personal financial incentive to help us reach annual business goals. We refer to these plans as the annual performance plans or annual plans.

Mr. Macadam’s annual performance incentive awards were made under our senior executive annual performance plan, most recently approved by our shareholders in 2017. Mr. Childress and Mr. McLean received annual performance incentive awards under a plan in which other corporate officers participate. It uses identical measures and target levels but permits adjustments for unusual items which are not permitted under our senior executive annual performance plan.

Mr. Riley and Mr. Vaillancourt received annual performance incentive awards under a similar plan for division personnel. One quarter of these awards were based on the same corporate-wide performance measures and weightings applied to the other NEOs. The remaining three quarters of these awards were based on performance measures applicable to the division led by the executive. In connection with Mr. Riley’s appointment as corporate Executive Vice President and Chief Operating Officer in July 2017, the Committee adjusted his award, which initially provided for a target payout based on 55% of his salary, to prorate payout based on such terms for 7/12s of his salary for the year and to provide for payout at target based on 70% of the remaining 5/12s of his salary for the year based on achievement solely of corporate-wide performance objectives.

The amount of awards paid under our annual plans is based on performance. We establish threshold, target and maximum performance levels for our company and each of our businesses. When performance falls below the threshold, executives receive no payout. The Committee administers the annual performance plans to provide for payouts at a threshold level of performance at 50% of the target payout, payouts at a target level of performance at 100% of the target payout, and payouts at a maximum level of performance at 200% of the target payout. Performance between any of the established levels yields a proportional payout.

For 2017, the performance measures and weightings for the senior executive annual performance plan were:

Adjusted EBITDA	50%
Adjusted return on invested capital	50%

For 2017, the performance measures and weighting for the divisional component of the annual performance plan in which Mr. Vaillancourt participated, and in which Mr. Riley participated for a prorated portion of his award, were:

Adjusted EBITDA (division)	50%
Adjusted return on invested capital (division)	50%

Why we use adjusted EBITDA and adjusted return on invested capital to measure performance

The Committee selected these performance measures because they are the critical measures we use internally in managing our businesses and are measures of our profitability and the performance of our assets relative to our investment. The Committee believes that performance against these measures significantly drive the value of our company. The Committee believes that the adjustments to EBITDA (or, earnings before interest, income tax, depreciation and amortization expenses) and return on invested capital permit a more accurate measure of the operating performance of our businesses. In selecting these performance measures, setting the performance goals and awarding the corresponding incentive opportunities, the Committee took into account management’s recommendations.

Because oversight of our GST and OldCo subsidiaries and their financial results was a responsibility of our executive officers even during periods in which these subsidiaries were de-consolidated from our financial results, we include its results with ours when we establish and measure our financial performance under the annual plans.

Adjusted EBITDA eliminates the effect of asbestos expense, LIFO adjustments and certain selected expenses and income that do not reflect normal operating conditions. Adjustments to adjusted EBITDA in 2017 included the exclusion of restructuring expense, the gain on reconsolidation of GST and OldCo, acquisition-related costs and certain litigation costs and reserves, as well as the impact of foreign currency translation. An adjustment was also made to exclude the currency-related gain on a multi-year, Euro-denominated contract in our Power Systems segment.

Adjusted return on invested capital is calculated based on adjusted operating income, which includes the same adjustments to EBITDA in determining adjusted EBITDA, as described above, and also reflects the impact of depreciation and amortization. The Committee believes adjusted return on invested capital comprehensively measures the performance of our assets relative to our investment and fairly measures our ability to generate earnings in relation to the investment required to generate those earnings.

Financial goals for 2017

The following table presents the financial goals set for the 2017 senior executive annual performance plan. The table shows goals for threshold, target and maximum performance levels, actual 2017 performance and weighted payout percentages for each goal.

We do not include the specific division financial goals of the annual plan in which Mr. Vaillancourt participated or the specific performance of the Garlock division in this proxy statement because we believe this information is confidential information and public disclosure would cause competitive harm to that business. At the time the division goals were set, the Committee deemed the target performance levels set for each of the division metrics to be reasonable “stretch” goals, with a maximum payout possible only in the event of superior performance.

	Performance Levels			Actual Performance
(dollars in millions)	Threshold	Target	Maximum	Amount	Weighted Payout %
Adjusted EBITDA(1)	$165.7	$193.0	$221.8	$200.6	63.1%
Adjusted return on invested capital(1)	12.5%	14.1%	15.9%	14.8%	68.7%

(1)Adjusted EBITDA, adjusted operating income and adjusted return on invested capital are not financial measures under GAAP. Adjusted EBITDA is calculated by adding interest, income tax, depreciation and amortization expenses to earnings and further adding asbestos expense, LIFO adjustments and certain selected expenses that do not reflect normal operating conditions and subtracting certain selected income items that do not reflect normal operating conditions, including the gain on reconsolidation of our GST and OldCo subsidiaries. In addition, adjusted EBITDA reflects an adjustment for the translation impact of foreign currency exchange, as described above. Adjusted operating income is calculated by taking each operating division’s operating income and making the same adjustments applied in determining adjusted EBITDA. Adjusted return on invested capital is calculated by taking adjusted operating income multiplied by the difference between 1 minus the tax rate (expressed as a fraction) then adding depreciation and amortization and asbestos expense, with such amount then divided by the sum of average working capital, average gross property, plant and equipment and average gross software investment. For the corporate calculations, corporate administrative expenses are subtracted from the sum of the operating segments’ adjusted operating income.

The plan payouts at the target performance level, as a percentage of base salary, and the actual payout as a percentage of salary for the named executive officers were as follows:

	Target Payout, as Percentage of Salary	Actual Payout, as Percentage of Salary
Macadam	105%	138%
Childress	70%	92%
Riley*	55%-70%	66%
McLean	55%	72%
Vaillancourt	55%	101%

*As noted above, a prorated portion of Mr. Riley’s award at target was based on 55% of his salary, while the remaining amount at target was based on 70% of his salary.

Target award levels set by the Committee for the named executive officers were based on historical award levels, a review of the Pearl Meyer market studies and management recommendations, and, for Mr. Riley, reflects the adjustment made in connection with his mid-year promotion.

To set 2017 performance levels, the Committee reviewed a top-down estimate of our performance for the year based on management’s expectations for each of our markets and a bottom-up review of each division’s strategy and forecast for its performance. The Committee evaluated these internal estimates against external expectations for the performance of our markets and then set our goals for the year.

When 2017 operating performance goals were set, we were operating with uncertainty of the degree to which we might see improvement in a number of our key markets, including oil and gas, metals and mining, and general industrial, that had been depressed in 2015 and 2016. We entered the year anticipating improvement in economic trends by the second half of the year. We also anticipated growing strength in the semiconductor market, zero-profit impact from the multi-year contractual arrangement with Electricité de France and the Shaw-Mox engine program in our Power Systems segment, greater research and development spending, and higher corporate expenses compared to 2016 due principally to incentive compensation accruals and innovation-related expenses.

The Committee established target corporate performance levels for 2017, which the Committee considered to be stretch goals in light of the circumstances entering the year. The 2017 target corporate performance levels reflected growth in EBITDA of approximately 3.5%, excluding the year-over-year expected increase in corporate expenses.

Our 2017 results benefitted from the commercial and manufacturing initiatives that were executed throughout the year and cost-reduction initiatives and operational rationalization implemented in prior years. In addition, we saw overall market conditions improve in 2017 at a level greater than what had been anticipated going into the year. Demand strengthened in the aerospace, general industrial, automotive, metals and mining, and oil and gas markets. We also experienced accelerating momentum in the semiconductor and food and pharmaceuticals markets throughout 2017, as our semiconductor business set quarterly sales records in each quarter of the year and food and pharmaceuticals performed well in our first full year following the Rubber Fab acquisition in 2016. These conditions more than offset the decline in our industrial gas turbine business, which dropped at a rate much greater than had been anticipated entering the year.

As a result, we achieved performance above the targeted levels. Our overall adjusted EBITDA was $200.6 million (between the target and maximum levels) and our overall adjusted return on invested capital was 14.8% (also between the target and maximum levels). The adjusted EBITDA and adjusted return on invested capital of the division for which Mr. Riley is responsible performed at levels between the threshold and target levels, while the division for which Mr. Vaillancourt is responsible performed at greater than the maximum performance levels.

Accordingly, based on the payout levels established by the Committee for the annual performance plans, Messrs. Macadam, Childress and McLean received payouts of 132% of the target level, Mr. Riley received a payout of 108% of target level, and Mr. Vaillancourt received a payout of 183% of target level.

The dollar amount of these payouts under the annual performance plans to each of the named executive officers is included in column (g) (see footnote 2) of the summary compensation table.

Long-term compensation

Awards made for 2015-2017 cycle

Long-term compensation grants to our executive officers provide them with personal financial motivation and a stake in our long-term success. The Committee believes these awards also help us retain executives who are committed to achieving our corporate goals.

In 2015, the target level of our long-term compensation awards was split three separate awards, with 30% of the target long-term compensation to each executive in an award of long-term incentive compensation payable in shares (or, “performance shares”), 30% in an award of long-term incentive cash compensation and the remaining 40% in restricted stock units. The performance shares and long-term incentive cash compensation awards were granted under our long-term incentive plan (or LTIP). In addition, restricted stock unit awards were made to executive officers who elected to participate in our management stock purchase deferral plan described below (see “—Retirement and other post-termination compensation—Deferred compensation and management stock plans”).

The Committee believes that both LTIP awards payable in cash and performance shares serve to align our officers’ long-term interests with those of our shareholders. The award of a substantial portion of long-term compensation in the form of time-vested restricted stock units helps to ensure retention of these executives.

The LTIP awards made by the Committee in 2015 were based on a long-term performance measure that the Committee first used in 2013 and which we refer to as the

Equity Value Plan. That plan compares the company’s calculated growth in equity value per share over the three-year performance period to a defined target return. It was designed to align management’s interests with those of shareholders by rewarding performance that correlates over time with factors that should affect share price appreciation. The Equity Value Plan was designed to hold management accountable not only for earnings growth, but also for the quality of investments.

The Equity Value Plan focused on calculated growth in equity value (based on a multiple of adjusted EBITDA) per fully diluted share and is in some ways similar to a total shareholder return measure. Unlike a formula based solely on total shareholder return, payouts under the Equity Value Plan are not subject to broader movements in the stock market, which are outside of management’s control.

The calculated equity value is based in part on a multiple (8x for awards made in 2015) of the company’s adjusted earnings before interest, depreciation, amortization and asbestos-related expenses less adjusted net debt. The calculation includes GST on a pro forma basis for all relevant periods as if that subsidiary were included in our consolidated financial results, but such pro forma calculation does not include effects arising from a resolution of the ACRP.

Adjustments to earnings before interest, depreciation, amortization and asbestos-related expenses include restructuring charges; asset impairments; all expenses and charges related to discontinued operations, including environmental reserve adjustments; fair value adjustments to inventory related to acquisitions and other non-recurring items in connection with acquisitions and dispositions; extraordinary items; and pension expense.

The calculated equity value is subject to adjustments for acquisitions and dispositions that occur during the performance period based on when the acquisition or disposition is completed. It is also based on equitable adjustments where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for changes in accounting principles that were not anticipated at the time the awards were made, (iii) to account for adjustments in expense due to re-measurement of pension benefits, (iv) to account for restructurings, discontinued operations, and any other items deemed by the Committee to be non-recurring in nature or otherwise not reflective of operating performance that were not anticipated at the time the awards were made and (v) to reflect other unusual, non-recurring, or unexpected items similar in nature to the foregoing, in each case as determined in good faith by the Committee consistent with the principles set forth in section 162(m) of the Internal Revenue Code and the regulations thereunder.

Adjusted net debt subtracts cash and marketable securities and the amount of any cash dividends paid during the three-year period from the sum of third-party debt and pension liabilities. Because the calculations for the LTIP awards made in 2015 include GST on a pro forma basis for all relevant periods as if the plan of reorganization had been consummated, adjusted net debt excludes any asbestos related payments, recoveries, assets and liabilities.

The growth in equity value per share is measured over the period by comparing (a) the quotient of (i) the difference between the multiple of the company’s adjusted earnings before interest, depreciation, amortization and asbestos-related expenses for the year ended December 31, 2014 minus adjusted net debt as of December 31, 2014 (ii) divided by the fully diluted common shares at December 31, 2014 (b) to the quotient determined for those same items for the year ending December 31, 2017.

The target return for these awards is determined by adding a 4.5% risk premium to the average 10-year Treasury bond yield for the three-year period. For the 2015 awards, the Committee set a lower risk premium for the target return than used in prior years to recognize the effect of global economic uncertainties, the effect of lower expected future equity returns on risk premiums and known headwinds facing the company, including trends affecting oil and gas markets and foreign currency exchange rates.

The compound annual growth rate (or “CAGR”) of the growth in the calculated equity value over the three-year period divided by the target return determines the amount of the LTIP payout, as shown in the following chart:

Calculated equity value CAGR / target return	LTIP payout (% of target award)
0.25	25%
1.00	100%
1.70	300%

Actual performance that falls between the established levels will yield a proportional payout. No payment will be made if the ratio of the CAGR of the calculated equity value to the target return is less than 0.25. The Committee set a lower threshold of 0.25 (instead of 0.50 used in prior year awards) and a corresponding lower percentage payout at threshold (25% for 2015 awards compared to 50% in prior years) in recognition of the same factors influencing its decision to set the 4.5% risk premium for the target return described above.

The following graphical presentation illustrates the calculation under the Equity Value Plan for the 2015 LTIP awards:

Target return of 4.5% + average 10-year treasury yield

The following table sets forth for each named executive officer the payout amount at target performance level for the LTIP award payable in cash and the LTIP award made in the form of performance shares:

	Target Payout
	Cash LTIP	Performance Shares
Macadam	$630,000	9,873
Childress	$135,000	2,116
Riley	$ 66,300	1,039
McLean	$ 87,975	1,379
Vaillancourt	$ 64,770	1,015

The ratio of the CAGR of the calculated equity value to the target return for the 2015 LTIP awards was 1.44, between the target and maximum levels, resulting in payouts at 223% of the target level. Under the Equity Value Plan, growth in adjusted EBITDA is a primary determinant of calculated equity value, comparing performance in the third year of the plan to performance of the year prior to the granting of awards under the plan. Our strong earnings performance in 2017 as described above resulted in the achieved level of performance under the Equity Value Plan.

The dollar amount of the cash LTIP payout to each of the named executive officers is included in column (g) (see footnote 2) of the summary compensation table for the respective year. The value at December 31, 2017 of the restricted stock units that were awarded in 2015 and vested in 2018 is included in the table in “Executive compensation—Outstanding equity awards at fiscal year end.”

Awards granted in 2017

The target level of our long-term compensation awards made in February 2017 was generally split equally among performance shares, LTIP awards payable in cash and restricted stock units with time-based vesting. The Committee believes that both LTIP awards payable in cash and LTIP awards payable in shares align officers’ long-term interests with those of our shareholders. The award of a substantial portion of long-term compensation in the form of time-vested restricted stock units helps to ensure retention of these executives.

The amount of cash for a cash LTIP award payable, and the number of shares for an LTIP award of performance shares deliverable, are based on our performance against selected financial goals over a three-year period. For our LTIP award opportunities, the Committee set threshold, target and maximum levels. Performance below the threshold level results in no payout, performance at the threshold level results in a payout at one-half of the amount at the target level, and performance at the maximum level or above results in a payout of twice the amount set for the target level. We extrapolate to determine the payout for performance between these levels. Pursuant to our long-term incentive compensation plan, performance levels are adjusted to account for dispositions, acquisitions and other corporate restructuring transactions.

In 2017, the Committee used different performance measures for LTIP awards that are payable in cash and awards payable in stock. Payments under 2017 awards payable in cash are based on our adjusted return on invested capital over the three-year (2017-2019) performance period against threshold, target and maximum levels established when the awards were granted. In contrast to our use of adjusted return on invested capital under our annual plans, for these awards this return on invested capital measure includes goodwill and other intangible assets.

The number of shares to be issued under the LTIP awards payable in stock is based on our total shareholder return (or TSR) over the same three-year period relative to TSR of the S&P SmallCap 600 Capital Goods (Industry Group) Index over that period. EnPro is one of the companies included in this index. Payment at the threshold level of these awards will occur if our TSR relative to the TSR of the index is at the 35th percentile, with target payments at the 50th percentile and maximum payments at the 75th percentile. The LTIP awards limit the payout to the target level in the event that absolute TSR is negative and require recipients to hold the net after-tax shares issued at the end of the three-year performance period for an additional year.

Restricted stock units further our goals of aligning officers’ long-term interests with those of our shareholders and increasing management’s ownership stake in our company. They vest three years after the date of grant subject to the executive’s continued employment during that period. In in the event of death or disability, they vest earlier. In the event of an executive’s retirement, the restricted stock units vest pro rata based on the number of months he or she was employed after the grant date through the retirement date compared to the scheduled 36-month period. The restricted stock units would vest upon a change of control of the company, except that, if the resulting entity in the change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the restricted stock unit awards.

As part of the awards authorized by the Committee in February 2017, the Committee awarded an additional 2,500 restricted stock units to Mr. Riley. The Committee further authorized an additional award of 4,000 restricted stock units to Mr. Riley mid-year in connection with his promotion to serve as corporate Executive Vice President and Chief Operating Officer.

The following table sets forth for each named executive officer, the payout amount at target level of performance for the LTIP award payable in cash and the LTIP award made in the form of performance shares, along with the number of restricted stock units awarded in February 2017. The restricted stock units listed in the table below include awards made in connection with our management stock purchase deferral plan described below (see “—Retirement and other post-termination compensation—Deferred compensation and management stock plans”).

	Target Payout		Restricted Stock Units*
	Cash LTIP	Performance Shares
Macadam	$900,000	13,253	14,580
Childress	$162,400	2,391	2,552
Riley	$ 89,958	1,325	3,825
McLean	$105,683	1,556	1,672
Vaillancourt	$ 80,467	1,185	1,271

*Includes restricted stock unit awards made in connection with our management stock purchase deferral plan described in “—Retirement and other post-termination compensation— Deferred compensation and management stock plans” as follows: Mr. Macadam, 1,327 restricted stock units; Mr. Childress,161 restricted stock units; Mr. McLean, 116 restricted stock units; and Mr. Vaillancourt, 86 restricted stock units. The management stock purchase deferral plan has been terminated and no further awards in connection with that plan will be made.

The grant date fair value of the target level payout of performance shares for LTIP share opportunities awarded in 2017 and the grant date fair value of the restricted stock units awarded in 2017, in each case as determined under FASB ASC Topic 718, are included in column (e) (see footnote 1) of the summary compensation table and in column (l) of the table in “Executive compensation—Grants of plan-based awards.”

Perquisites

Since February 2006, we have provided only minimal perks, which include an umbrella liability policy, to our executive officers.

Other in-service benefits

Our executive officers also receive the following benefits, which we provide to all salaried employees as compensation for their services to us:

•group health, dental and life insurance, part of the cost of which we pay;

•optional term life, accidental death and disability insurance and long-term disability insurance, the cost of which the employee pays; and

•travel and accident insurance, for which we pay.

We provide these insurance benefits because we believe they are standard parts of the compensation package available to salaried employees at companies of our size.

Retirement and other post-termination compensation

401(k) Plan

Our executive officers participate in our 401(k) plan on the same basis as other salaried employees. Under this plan, a portion of each participant’s compensation eligible for the plan (generally base-salary and annual incentive compensation) can be deferred into a 401(k) account, up to the annual limit set by the IRS. Each participant directs investments in the account. We match 100% of deferrals under this plan (other than catch-up contributions) up to the first 6% of the aggregate of annual salary and annual incentive compensation contributed by the participant. Our matching contributions are fully vested.

Deferred compensation and management stock plans

Our non-qualified, deferred compensation plan permits our executive officers to save for retirement on a tax-deferred basis beyond what is permitted under the 401(k) plan because of either federal tax code limits or the design of the 401(k) plan. In addition, the deferred compensation plan allows for matching contributions that cannot be made in the 401(k) plan because of federal tax code limits. These contributions are made at the same rate and are subject to the same aggregate limit as the 401(k) plan. The Committee believes this type of additional deferral and matching opportunity is an appropriate and customary component of a competitive compensation package for public company executive officers.

In 2012, we adopted a management stock purchase deferral plan which permitted officers and other senior personnel to defer, for five years or more, up to 50% of annual incentive compensation. Deferred amounts were credited to these individual’s accounts based on the value of our common stock. Participants were eligible to receive awards of restricted stock units equal to 25% of the amount of compensation deferred. The units have a three-year vesting period and are payable in shares of common stock at the same time the related annual incentive deferrals are payable. For deferrals of annual incentive compensation earned for performance in 2016, restricted stock unit awards were granted in 2017. The amount of annual incentive compensation deferred under this plan in 2015 and 2016 is included in Non-Equity Incentive Plan Compensation in column (g) (see footnote 2) of the summary compensation table. The grant date fair value of the restricted stock units awarded for incentive compensation deferrals, as determined under FASB ASC Topic 718, is included in column (e) (see footnote 1) of the summary compensation table and in column (l) of the table in “Executive compensation—Grants of plan-based awards.”

Prior to the enrollment period under this plan for deferral 2017 annual incentive compensation, the Committee amended the management stock purchase deferral plan to terminate any further participation in the plan. The Committee decided to terminate further participation in this plan based on the cost and complexity of administering this plan, coupled with lower than anticipated participation rates.

Pension and defined benefit restoration plans

In 2006, we closed our defined benefit pension plan to new participants and froze the benefits of employees who had not reached 40 years of age. Employees who were age 40 or older were eligible to continue to accrue benefits under the defined benefit plan, which provides them a retirement benefit based on their years of service with the company and their final average compensation (base salary plus annual incentive compensation). Of the named executive officers, only Mr. Childress continues to accrue benefits under the defined benefit pension plan. The other NEOs were hired after 2006. For salaried employees, including Messrs. Macadam, Riley, McLean and Vaillancourt, who are not eligible to accrue benefits under the defined benefit plan either because they were hired after 2006 or they were too young when the plan was frozen, we make a contribution equal to 2% of salary and annual incentive compensation to the employee’s account in our 401(k) plan. Any amount exceeding permitted 401(k) contributions is made to the deferred compensation plan.

We also provide our executive officers and others who participate in the defined benefit pension plan with a defined benefit restoration plan. The restoration plan gives them the benefits they would have received under our pension plan were it not for limitations under the pension plan. The federal tax code caps both the amount of annual compensation that the pension plan can take into account and the amount of annual benefits that the pension plan can provide. We include these caps in our pension plan in order to maintain its tax-qualified status. In addition, the pension plan does not take into account amounts deferred under our non-qualified deferred compensation plan. The defined benefit restoration plan permits participants to receive retirement pension benefits that take into account their full salaries and annual incentive compensation. Of the named executive officers, only Mr. Childress participates in the defined benefit restoration plan.

Management continuity agreements

In a situation involving a change in control of our company, our executive officers would face a far greater risk of termination than other salaried employees. To attract qualified executives who might find other job opportunities with less risk to continued employment, we have entered into a management continuity agreement with each of our executive officers. These agreements incentivize our executives to stay with us in the event of an actual or potential change in control, and are an important part of a competitive executive compensation package.

In establishing the terms of these agreements, we looked at similar arrangements established by peer companies with whom we believe we compete for talent and by our former corporate parent. Particular terms in these agreements, including the applicable continuation period and provisions increasing the amount payable to account for excise taxes for agreements entered into prior to 2009, reflect our subjective judgment regarding the terms offered in comparable agreements by peer companies and our desire to offer competitive arrangements for executive employment.

Each continuity agreement provides for continued employment of the individual for a specified period after a change in control, with the same responsibilities and authorities and generally the same benefits and compensation as the individual had immediately prior to the change in control (including average annual increases). The period covered by the agreement is based on the relative responsibilities of the executive officer. For Mr. Macadam, the period is three years; for other executive officers, the period is two years. Under the agreements, the employee would be entitled to certain payments and other benefits if, during the continued employment period, we or our successor were to terminate the individual’s employment for reasons other than “cause,” or the individual voluntarily terminated his employment for a “good reason.” These terms are defined in the agreements.

For an executive to receive payments and benefits under these agreements, two events, or triggers, must occur. First, there must be a change in control of the company, and second, the executive’s employment must be terminated, either by the company, other than for “cause”, or by the executive for “good reason.” The second trigger incentivizes the executive to stay with the company and perform at a high level in the event of a change in control.

For more information about these payments and other benefits, see “Executive compensation—Potential payments upon termination or change in control.” The Committee has reviewed the amounts that are potentially payable under these agreements and believes that they are reasonable.

Severance policy

Our severance policies provide benefits to all full-time employees at our corporate office, including our executive officers. Under these policies, an executive officer whom we terminate without cause is entitled to continue receiving his or her base salary for a specific period. The terminated officer is also entitled to receive a pro rata portion of the annual incentive compensation payable for the year in which the officer is terminated, along with a pro rata payout of all LTIP awards based on the number of months the officer was employed in each performance cycle.

The period for which an executive officer is entitled to continue receiving his or her base salary depends on the officer’s level of responsibility. The CEO is entitled to a period of 24 months. Other executive officers are entitled to 12 months. An executive officer who is entitled to receive payments under the change-in-control continuity agreements described above is not entitled to severance benefits.

We believe that our severance policy is consistent with compensation packages for executive officers at other companies similar to ours and therefore is an important component of a competitive compensation package.

Tax deductibility considerations

In evaluating compensation program alternatives, the Committee considered the potential impact on EnPro of Section 162(m) of the Internal Revenue Code. Section 162(m) limits to $1 million the amount that a publicly traded corporation, such as EnPro, may deduct for compensation paid in any year to its chief executive officer and certain other named executive officers (“covered employees”). At the time the Committee made its decisions designing the compensation program for 2017 and making awards for the year, the tax law provided that compensation which qualified as “performance-based” was excluded from the $1 million per covered employee limit if, among other requirements, the compensation was payable only upon attainment of pre-established, objective performance goals under a plan approved by our shareholders.

For 2017, the Committee implemented the senior executive annual performance plan in a manner that at the time of awards was designed to permit compensation paid under that plan to qualify as performance-based compensation under Section 162(m), by establishing a formulaic maximum award equal to 200% of the target award if the threshold level of performance is achieved. The actual award payout, however, was determined based on the threshold, target and maximum performance goals, and the degree of actual achievement relative to those goals, as described under “Annual performance incentive plan awards” above, which in no event may exceed the formulaic maximum award. In addition, performance share awards and LTIP awards payable in cash made in 2017 and in prior years were also designed to qualify for the performance-based exception under Section 162(m).

The performance-based exception under Section 162(m) was repealed in the tax reform legislation signed into law on December 22, 2017. As a result, it is uncertain whether compensation that the Committee intended to structure as performance-based compensation under Section 162(m), including long-term incentive performance awards, will be deductible to the extent that compensation to a covered employee in any year exceeds the $1 million limit. While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for income tax purposes.

Executive compensation

The following information relates to compensation paid or payable for 2017 to our CEO, our CFO and the three other most highly compensated of our executive officers.

We have also included information relating to compensation for 2016 and 2015 for the named executive officers who were also named executive officers in those years.

Summary compensation table

The following table sets forth for the named executive officers:

•their names and positions held in 2017 (column (a));

•year covered (column (b));

•salaries (column (c));

•other annual and long-term compensation (columns (d), (e), (f), (g) and (i));

•the change for 2017 in the actuarial present value of their benefits under the defined benefit plans in which they participate (column (h)); and

•their total compensation (column (j)), which is the sum of the amounts in columns (c) through (i).

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Stock Awards ($)(1) (e)	Stock Options ($) (f)	Non-Equity Incentive Plan Comp.($)(2) (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings($)(3) (h)	All Other Comp.($) (4) (i)	Total($) (j)
Stephen E. Macadam President and Chief Executive Officer	2017	868,269	—	2,016,096	—	2,606,040	—	136,270	5,626,675
	2016	850,000	—	1,568,114	—	721,140	—	150,692	3,289,946
	2015	850,000	—	1,559,899	—	1,689,206	—	94,095	4,193,200
J. Milton Childress II Senior Vice President and Chief Financial Officer	2017	401,692	—	358,369	—	671,510	232,587	48,698	1,712,856
	2016	385,962	—	341,059	—	218,300	166,890	40,587	1,152,798
	2015	354,014	—	322,496	—	280,858	68,840	24,527	1,050,735
Marvin A. Riley Executive Vice President and Chief Operating Officer, and Division President, Fairbanks Morse	2017	331,826	—	652,891	—	367,291	—	25,900	1,377,908
	2016	310,000	—	187,357	—	163,169	—	33,130	693,656
	2015	278,199	—	498,986	—	317,854	—	33,877	1,128,916
Robert S. McLean Chief Administrative Officer, General Counsel and Secretary	2017	369,176	—	233,984	—	463,698	—	52,097	1,118,955
	2016	355,085	—	230,921	—	157,800	—	37,238	781,044
	2015	338,000	—	266,087	—	286,083	—	49,933	940,103
Eric A. Vaillancourt Division President, Garlock	2017	280,026	—	178,035	—	426,191	—	35,956	920,208

(1)The annual long-term compensation awards made in 2017 were, in general, subdivided as follows: one-third of the target long-term compensation in an LTIP award payable in cash, one-third in an LTIP award of performance shares and one-third in an award of time-vested restricted stock units. The awards of performance shares and restricted stock units are reflected in this column. These equity awards are reported at a value, developed solely for purposes of disclosure in accordance with the rules and regulations of the SEC, equal to the “grant date fair value” thereof under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. For awards of restricted stock units, the only assumption we used in determining these amounts was the grant date share price, which in each case was the closing price of our common stock on the day prior to the grant date. The restricted stock units are scheduled to vest three years after the date of grant subject to the executive’s continued employment during that period. The restricted stock units would vest earlier in the event of death, disability or retirement. For awards of performance shares, we assumed the number of shares based on the target level of performance, with the grant date fair value determined by a Monte Carlo simulation methodology. Assuming maximum payouts under the performance shares, which are 200% of the target levels, the amounts reported above for the restricted stock units and performance shares for 2017 would be as follows: Mr. Macadam, $3,095,319; Mr. Childress, $558,433; Mr. Riley, $363,413; Mr. McLean, $309,462; and Mr. Vaillancourt, $276,764. See Note 18 to the Consolidated Financial Statements included in our Form 10-K for the year-ended December 31, 2017 for a discussion of the assumptions made in determining the grant date fair values in this column. The reported amounts for any award do not reflect any adjustments for restrictions on transferability.

(2)For 2017, these amounts consist of amounts earned under our annual performance incentive plans and cash awards earned under our LTIP for the three-year performance cycle ending in 2017. Here is the breakdown for each named executive officer:

	Annual Plan	Cash LTIP Award	Total
Macadam	$1,201,140	$1,404,900	$2,606,040
Childress	370,460	301,050	671,510
Riley	219,442	147,849	367,291
McLean	267,514	196,184	463,698
Vaillancourt	281,749	144,437	426,191

(3)For 2017, these amounts consist of the following:

Increase (Decrease) in Actuarial Present Value Under
	Pension Plan	Restoration Plan	Total
Macadam	—	—	—
Childress	$98,288	$134,299	$232,587
Riley	—	—	—
McLean	—	—	—
Vaillancourt	—	—	—

(4)For 2017, these amounts consist of the following:

	401(k) plan*	Amounts paid for umbrella liability insurance	Non-qualified deferred compensation plan match	Total
Macadam	$21,600	$763	$113,907	$136,270
Childress	16,200	471	32,297	48,698
Riley	20,929	471	4,500	25,900
McLean	18,180	471	33,446	52,097
Vaillancourt	13,491	471	21,994	35,956

*For Mr. Macadam, includes a matching 401(k) contribution of $16,200 and an employer 401(k) contribution of $5,400. For Mr. Childress, includes a matching 401(k) contribution of $16,200. For Mr. Riley, includes a matching 401(k) contribution of $15,529 and an employer 401(k) contribution of $5,400. For Mr. McLean, includes a matching 401(k) contribution of $12,780 and an employer 401(k) contribution of $5,400. For Mr. Vaillancourt, includes a matching 401(k) contribution of $8,091 and an employer 401(k) contribution of $5,400.

The “Stock Awards” values shown in column (e) of this table include grants of performance shares for three-year long-term incentive cycles. These shares are earned only if we achieve a specified threshold level of performance. The number of shares the officers actually earn will be based on the level of performance. For the purposes of this table, the values shown assume our performance will reach the target level. For more information about our long-term incentive plan, or LTIP, under which we granted these performance share awards, see below under “—Grants of plan-based awards—LTIP awards.”

In February 2018, the Compensation Committee certified performance levels achieved under long-term incentive plan awards (comprised of LTIP awards payable in cash and performance shares) for cycles ending in 2017. These awards were based on grants made in February 2015 for the 2015-2017 performance cycle. Payment for each award was conditioned upon achievement of threshold performance goals the Compensation Committee set in early 2015. Participants in this LTIP cycle, including the named executive officers, earned the right to any payment under the awards as of December 31, 2017. Payment of these LTIP awards was made at 223% of the target level. For LTIP awards that were payable in cash, this payout is reflected in footnote 2 to column (g) of the summary compensation table. For such performance shares, the amounts for 2015 in column (e) reflect the fair value on the date these awards were granted, along with the fair value of awards of restricted stock units on the date such awards were granted. The fair value was determined in accordance with the rules and regulations of the SEC. The summary compensation table does not reflect the actual payout of such performance shares.

For more information about payouts under our annual performance plan, which are included in the amounts shown in column (g) above (see footnote 2), see the section below entitled “—Grants of Plan-Based Awards—Annual Performance Plan Awards.”

Employment agreement

Our recruitment of Mr. Macadam as our President and Chief Executive Officer included an agreement establishing the terms of his employment. We entered into this agreement on March 10, 2008. It provides for a minimum annual salary of $825,000. It also provided initial awards of stock options and restricted stock upon commencement of his employment. It does not provide for any subsequent equity awards.

The employment agreement makes Mr. Macadam eligible to participate in our annual incentive plan, with a target of no less than 100% of his annual base salary, and in our LTIP. His compensation under our LTIP is set at the discretion of our board of directors at levels that:

•are comparable to and competitive with the long-term incentive awards granted to the CEOs of similarly sized diversified manufacturing companies,

•meet standards of internal and external pay fairness,

•comply with existing legal and regulatory requirements,

•are consistent with our compensation objectives,

•meet the approval of our independent compensation consultant, and

•appropriately reward performance that enhances the value of our shares and furthers our strategic and financial objectives.

The employment agreement will end upon Mr. Macadam’s death, resignation or termination of employment by EnPro. We may terminate Mr. Macadam’s employment for any reason, and Mr. Macadam may resign his employment for any reason. The employment agreement requires Mr. Macadam to maintain confidential information and includes a covenant against certain activities in competition against EnPro for two years following termination of employment.

Pursuant to the employment agreement, we entered into a management continuity agreement with Mr. Macadam. The management continuity agreement and the provisions for severance in the event of the termination of Mr. Macadam’s employment are described below in “—Potential payments upon termination or change in control.”

Grants of plan-based awards

The following table provides additional information about awards we granted in 2017 to the named executive officers under our annual performance plans, awards payable in cash under our LTIP and awards of performance shares and awards of restricted stock units under our Amended and Restated 2002 Equity Compensation Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(2) (l)
Name (a)	Plan	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Stephen E. Macadam	Annual Plan(1)	2/13/2017	459,375	918,750	1,837,500	—	—	—	—	—	—	—
	LTIP	2/13/2017	450,000	900,000	1,800,000	—	—	—	—	—	—	—
	Equity Plan	2/13/2017	—	—	—	6,627	13,253	26,506	—	—	—	1,019,553
	Equity Plan	2/13/2017	—	—	—	—	—	—	14,580	—	—	996,543

J. Milton Childress II	Annual Plan(1)	2/13/2017	142,100	284,200	568,400	—	—	—	—	—	—	—
	LTIP	2/13/2017	81,200	162,400	324,800	—	—	—	—	—	—	—
	Equity Plan	2/13/2017	—	—	—	1,196	2,391	4,782	—	—	—	183,940
	Equity Plan	2/13/2017	—	—	—	—	—	—	2,552	—	—	174,429

Marvin A. Riley	Annual Plan(1)	2/13/2017	53,231	106,461	212,922	—	—	—	—	—	—	—
	Annual Plan(3)	7/24/2017	48,391	96,783	193,566	—	—	—	—	—	—	—
	LTIP	2/13/2017	44,979	89,958	179,916	—	—	—	—	—	—	—
	Equity Plan	2/13/2017	—	—	—	663	1,325	2,650	—	—	—	101,932
	Equity Plan	2/13/2017	—	—	—	—	—	—	3,825	—	—	261,439
	Equity Plan	7/24/2017	—	—	—	—	—	—	4,000	—	—	289,520

Robert S. McLean	Annual Plan(1)	2/13/2017	102,575	205,150	410,300	—	—	—	—	—	—	—
	LTIP	2/13/2017	52,842	105,683	211,366	—	—	—	—	—	—	—
	Equity Plan	2/13/2017	—	—	—	778	1,556	2,112	—	—	—	119,703
	Equity Plan	2/13/2017	—	—	—	—	—	—	1,672	—	—	114,281

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(2) (l)
Name (a)	Plan	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Eric A. Vaillancourt	Annual Plan(1)	2/13/2017	78,100	156,200	312,400	—	—	—	—	—	—	—
	LTIP	2/13/2017	40,234	80,467	160,934	—	—	—	—	—	—	—
	Equity Plan	2/13/2017	—	—	—	593	1,185	2,370	—	—	—	91,162
	Equity Plan	2/13/2017	—	—	—	—	—	—	1,271	—	—	86,873

(1)For 2017 awards under our annual performance incentive plans, payouts are based on relevant performance results against specified threshold, target and maximum performance levels. The Compensation Committee administers the annual performance plans to provide for payouts at a threshold level of performance at 50% of the target payout, payouts at a target level of performance at 100% of the target payout, and payouts at a maximum level of performance at 200% of the target payout. Performance between any of the established levels yields a proportional payout. See footnote 3 below for additional information regarding the award to Mr. Riley.

(2)The amounts in this column reflect the grant date fair value under FASB ASC Topic 718 of respective awards in 2017 of performance share opportunities at target payout and restricted stock units.

(3)In connection with Mr. Riley’s appointment as corporate Executive Vice President and Chief Operating Officer in July 2017, the Compensation Committee adjusted his annual incentive compensation award granted on February 13, 2017, which initially provided for a target based on 55% of his salary, with payout based on achievement of a combination of division-level and corporate-wide performance objectives, to prorate payout based on such terms for 7/12s of the salary for the year and to provide for payout at target based on 70% of the remaining 5/12s of his salary for the year based on achievement solely of corporate-wide performance objectives. The amounts included in the table for these awards reflect this proration.

Annual performance plan awards

In February 2017, the Compensation Committee granted each named executive officer an opportunity for an award in 2017 under our annual performance plans. Information about these award opportunities is reported in the Annual Plan line beside each officer’s name in the table above under the section, Grants of plan-based awards. The 2017 payout amounts are included in column (g) of the summary compensation table and broken out in footnote 2 to the summary compensation table. These plans and the awards made under these plans to the NEOs in 2017 are described in “Compensation discussion and analysis—Compensation analysis—Annual performance incentive plan awards.”

LTIP awards

Our annual long-term compensation awards made in 2017 combined restricted stock units and LTIP awards payable in cash and performance shares. Under our LTIP, the Committee may provide an opportunity for long-term incentive compensation to plan participants in any year. Each opportunity sets a target award based on corporate performance over a three-year cycle. The Committee establishes the performance required for payouts at the time it grants the awards, which is generally in the first part of the first year in the cycle. For each award, there is a threshold performance level below which the participants will earn no award and a maximum performance level at which the participants will earn the maximum award. If performance shares are earned, they will be paid in an equal number of shares of our common stock. However, the recipients will not actually own any of these shares unless our corporate performance through the end of the three-year performance cycle reaches at least the threshold level.

The LTIP and the awards made under the LTIP to the NEOs in 2017 are described in “Compensation discussion and analysis—Compensation analysis—Long-term compensation—Awards granted in 2017.”

Restricted stock unit awards

For 2017, the Committee determined that, in general, one-third of the target long-term compensation would be payable in the form of restricted stock units. In 2017, in connection with our annual grant of long-term compensation awards, we granted additional restricted stock units to named executive officers who elected to participate in our management stock purchase deferral plan. This plan permitted officers and other senior personnel to defer, for five years or more, up to 50% of annual incentive compensation. The deferred amounts credited to their accounts are based on the value of our common stock. Participants in that plan were eligible to receive restricted stock unit awards equal to 25% of the amount deferred.

While we generally make compensation decisions and grant equity and other compensation awards only on an annual basis, in 2017 we made a mid-year award of 4,000 additional restricted stock units to Mr. Riley in connection with his promotion to serve as our corporate Executive Vice President and Chief Operating Officer.

All 2017 awards of restricted stock units to the named executive officers were made under our Amended and Restated 2002 Equity Compensation Plan. The units vest three years after the date of grant subject to the executive’s continued employment during that period. The restricted stock units would vest earlier in the event of death or disability. In the event of an executive’s retirement, the restricted stock units vest pro rata based on the number of months he or she was employed after the grant date through the retirement date compared to the scheduled 36-month period. The restricted stock units would vest upon a change of control of the company, except that, if the resulting entity in the change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the restricted stock unit awards.

Recipients of restricted stock units are not entitled to receive dividends (if dividends are paid) before the units vest. However, when the units vest, the recipient is entitled to receive one share of common stock for each restricted stock unit vesting plus a cash payment equal to the aggregate amount of any cash dividends paid on the shares from the date of the award through the date the units vest. Recipients have no right to vote any restricted stock units on any matter presented to a vote of the company’s shareholders.

Outstanding equity awards at fiscal year-end

The following table is a snapshot as of the end of 2017 of equity awards to our named executive officers who were employed at December 31, 2017. These officers have not yet realized the benefits of these rewards. Other than the option awards in column (b), the awards either have not vested or the officers have not yet earned them.

	Option Awards				Stock Awards
					Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Stephen E. Macadam	18,187	—	42.24	2/10/2021	—	—	—	—
	—	—	—	—	14,573(2)	1,362,721	—	—
	—	—	—	—	17,479(3)	1,634,461	—	—
	—	—	—	—	14,580(4)	1,363,376	—	—
	—	—	—	—	—	—	31,574(5)	2,952,485
	—	—	—	—	—	—	26,506(6)	2,478,576
J. Milton Childress II	—	—	—	—	2,938(2)	274,732	—	—
	—	—	—	—	3,706(3)	346,548	—	—
	—	—	—	—	2,552(4)	238,637
	—	—	—	—	—	—	7,036(5)	657,936
	—	—	—	—	—	—	4,782(6)	447,165
Marvin A. Riley	—	—	—	—	4,385(2)	410,041	—	—
	—	—	—	—	3,000(7)	280,530	—	—
	—	—	—	—	1,981(3)	185,243	—	—
	—	—	—	—	3,825(4)	357,676	—	—
	—	—	—	—	4,000(8)	374,040	—	—
	—	—	—	—	—	—	3,962(5)	370,487
	—	—	—	—	—	—	2,650(6)	247,802
Robert S. McLean	—	—	—	—	2,029(2)	189,731	—	—
	—	—	—	—	2,610(3)	244,061	—	—
	—	—	—	—	1,672(4)	156,349	—	—
	—	—	—	—	—	—	4,586(5)	428,837
	—	—	—	—	—	—	3,112(6)	291,003
Eric A. Vaillancourt	—	—	—	—	1,477(2)	138,114	—	—
	—	—	—	—	1,919(3)	179,446	—	—
	—	—	—	—	1,271(4)	118,851	—	—
	—	—	—	—	—	—	3,440(5)	321,674
	—	—	—	—	—	—	2,370(6)	221,619

(1)We calculated these values using a price of $93.51, the closing price per share of our common stock on the NYSE on December 29, 2017, the last trading day of 2017.

(2)These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on February 18, 2018.

(3)These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on February 23, 2019.

(4)These restricted stock units, which each represent a contingent right to receive one share of common stock and cash payment equal to dividends paid on a share of common stock since the date of grant, vest on February 13, 2020.

(5)The amounts for these outstanding performance share awards for the 2016–2018 LTIP cycle are presented at the maximum performance level. The awards for the 2016–2018 LTIP cycle generally will vest December 31, 2018.

(6)The amounts for these outstanding performance share awards for the 2017–2019 LTIP cycle are presented at the maximum performance level. The awards for the 2017–2019 LTIP cycle generally will vest December 31, 2019.

(7)Such restricted stock units awarded to Mr. Riley vest on July 27, 2018.

(8)Such restricted stock units awarded to Mr. Riley vest on July 24, 2020.

Option exercises and stock vested

This table provides information about amounts the named executive officers realized in 2017 from equity awards.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Stephen E. Macadam	20,000	608,400(1)	—	—
	15,000	568,500(2)	—	—
	26,318	1,047,720(3)	—	—
	—	—	24,744(4)	1,658,590(5)
J. Milton Childress II	—	—	2,568(4)	172,133(5)
Marvin A. Riley	—	—	2,856(4)	191,438(5)
Robert S. McLean	—	—	3,891(4)	260,814(5)
Eric A. Vaillancourt	—	—	3,065(4)	205,447(5)

(1)Value realized based on $64.97 per share, the closing price of our common stock on February 21, 2017, the day the options were exercised.

(2)Value realized based on $72.45 per share, the closing price of our common stock on May 4, 2017, the day the options were exercised.

(3)Value realized based on $74.36 per share, the closing price of our common stock on August 7, 2017, the day the options were exercised.

(4)These shares were acquired upon the vesting of restricted stock units awarded in 2014, which included special awards equal to two times the amount typically awarded. These special awards were made in 2014 to executive officers and other key personnel in recognition of their efforts related to the strategy, planning and management of the ACRP which resulted in the favorable liability estimation order issued by the bankruptcy court in January 2014 and operating GST and the other EnPro businesses under the unique circumstances presented by the ACRP.

(5)Value realized based on $67.03 per share, the closing price of our common stock on February 6, 2017, the nearest trading day to the day the stock award vested (February 5, 2017).

Pension benefits

The following table shows information about the named executive officers’ accumulated benefits under our defined benefit pension plans. The information includes the present value of each officer’s accumulated benefit under each plan. The values are lump sums of the annual benefit earned as of December 31, 2017. The sums would be payable under each plan at the officer’s retirement, assuming he retired at the earliest age at which his benefits would not be reduced. The present value of accumulated benefit is an estimate only. Each officer’s actual benefit under these plans will depend on his compensation and years of service at retirement or termination, and on other data used in the benefit calculations. The assumptions used to estimate these benefits are the same as those assumptions used in Note 15 to our Consolidated Financial Statements in our 2017 annual report.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Stephen E. Macadam(1)	Pension	—	—
	Restoration	—	—
J. Milton Childress II	Pension	12.1	527,237
	Restoration	12.1	570,144
Marvin A. Riley(1)	Pension	—	—
	Restoration	—	—
Robert S. McLean(1)	Pension	—	—
	Restoration	—	—
Eric A. Vaillancourt(1)	Pension	—	—
	Restoration	—	—

(1)Mr. Macadam, Mr. Riley, Mr. McLean and Mr. Vaillancourt do not participate in any of our defined benefit plans. All existing defined benefit plans were closed to new participants prior to the date that each of them joined EnPro.

We currently maintain two defined benefit plans. One, which we refer to as our pension plan, is a broad-based plan that provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The other provides unfunded, non-qualified benefits in excess of the limits that apply to the pension plan. We call this one the restoration plan.

Pension plan

Benefits under our pension plan are paid monthly as a life annuity. Benefit amounts for salaried employees depend on a participant’s pay and credited service with our company. If a participant chooses to receive payments before age 62, benefits accrued due to service with the company through December 31, 2006 will be reduced by 4% per year of age below age 62. Payments of these benefits will not be reduced if the participant waits until after age 62. If a participant chooses to receive payments before age 65, benefits accrued due to service after December 31, 2006 will be reduced by 5% per year of age below age 65.

A salaried participant’s benefit is determined by the greater of the participant’s average compensation over the final 60 months of employment or the highest consecutive 60 months of the participant’s compensation during the final 120 months of the participant’s employment. For purposes of the plan, “compensation” means base pay plus annual incentive plan awards. However, compensation for the pension plan is limited under the federal tax code. The limit was $270,000 in 2017. In addition, benefits provided under the pension plan may not exceed a benefit limit under the federal tax code. In 2017, this limit was $215,000, payable as a single life annuity beginning at normal retirement age.

We established the pension plan to provide tax-qualified retirement benefits for most of our full-time employees. In 2006, we began to phase out participation in this plan for salaried employees, replacing it with an additional benefit under our 401(k) plan. The pension plan was closed to new participants at that time. Salaried employees who were hired prior to January 1, 2006 and who were at least age 40 on December 31, 2006 could choose either to accept the additional benefit under our 401(k) plan or continue to accrue benefits under the pension plan. Each of the named executive officers then employed by us and aged 40 or older chose to continue to accrue future benefits under the pension plan rather than to receive the additional benefit under our 401(k) plan. Of the named executive officers, only Mr. Childress continues to accrue benefits under the pension plan.

As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust.

Restoration plan

The restoration plan is designed to create a benefit equal to what a participant would receive under the pension plan if the federal tax code compensation and benefit limits did not exist. To achieve this total, the restoration plan pays an amount additional to the amount provided under the pension plan. The restoration plan also provides benefits on compensation that is deferred and not taken into account under the pension plan.

Compensation is defined the same way as in the pension plan, except that it includes compensation deferred under our non-qualified deferred compensation plan.

Vested benefits are generally payable in an actuarially equivalent single cash payment following termination of employment. Of the named executive officers, only Mr. Childress has participated in this plan.

Because this is a non-qualified plan, benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.

Non-qualified deferred compensation

Our deferred compensation plan allows our executive officers to defer compensation each year beyond the limits that apply to deferrals under our tax-qualified 401(k) plan for salaried employees. We also make contributions to the officers’ plan accounts to match some of their contributions.

The following tables provide information about amounts we and the executives contributed to this plan in 2017 and about earnings and withdrawals under these plans. The last column shows each officer’s total account balance as of the end of the year for these plans.

Deferred compensation plan

Name (a)	Executive Contributions in Last FY ($) (1) (b)	Registrant Contributions in Last FY ($) (2) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Stephen E. Macadam	87,518	113,907	493,075	—	3,790,883
J. Milton Childress II	32,297	32,297	33,652	—	312,687
Marvin A. Riley	—	4,499	14,376	—	141,805
Robert S. McLean	28,307	33,446	60,975	—	404,994
Eric A. Vaillancourt	47,219	21,993	59,197	—	392,431

(1)Each officer’s contributions during 2017 were deferred from his salary or annual incentive compensation. Accordingly, all amounts in this column are included in the summary compensation table, either as “Salary” (column (c)) or as “Non-Equity Incentive Plan Compensation” (column (g)).

(2)These amounts appear in the “All Other Compensation” column, column (i), of the summary compensation table (see footnote 4 to that table).

Under the deferred compensation plan, each officer can defer up to 25% of his salary each year and up to 50% of his annual incentive plan compensation and any cash LTIP payout. We match dollar for dollar the first 6% of salary and annual incentive plan compensation an officer defers under the plan, provided that the officer receives the maximum match permitted under our 401(k) plan. The same matching contribution rate applies under our 401(k) plan. Any officer hired after our pension plan was closed to new participants in 2006 receives an additional contribution from the company equal to 2% of the amount of the officer’s salary and annual incentive compensation that exceeds the IRS compensation limit for the year ($270,000 for 2017).

The executive officers who participate in the plan direct their investments. Investment options are the same as those available under the 401(k) plan (excluding our common stock). All participants’ accounts are credited with their actual investment earnings or losses. We do not guarantee any investment return on the accounts. The investment options currently available under the plan and the 2017 gain or loss for each option are listed in the following table.

Investment Option	2017 Return (%)
Dodge & Cox Stock	18.33
T. Rowe Price Mid-Cap Growth	24.86
BlackRock Global Allocation Instl	13.6
Columbia Small Cap Value Fund II Z	10.94
PIMCO Total Return Instl	5.13
Invesco Equity and Income Y	11.16
American Funds Europacific Growth R6	31.17
Nuveen Winslow Large-Cap Growth I	32.84
Virtus Emerging Markets Opportunities I	34.47
American Beacon Stephens Sm Cp Gr Instl	19.48

Investment Option	2017 Return (%)
Vanguard Selected Value Inv	19.51
Vanguard Total Bond Market Index Adm	3.57
Vanguard Extended Market Idx Adm	18.11
Vanguard Total Intl Stock Index Admiral	27.55
Vanguard Institutional Index I	21.79
Vanguard Federal Money Market Investor	0.81

When a participant is first eligible for the deferred compensation plan, he or she may elect to receive payment of their account balances upon leaving the company in one of the following ways:

•a single lump sum cash payment as soon as practicable after termination (generally within 75 days);

•a single lump sum cash payment in a year specified by the participant (but not later than the year in which the participant turns 65);

•either five or ten annual installments with the first installment paid as soon as practicable after termination; or

•either five or ten annual installments with the first installment paid in a year specified by the participant (but not later than the year in which the participant attains age 65).

A participant who does not elect a method of payment will be paid a single lump sum in cash as soon as practicable after termination (generally within 75 days but subject to a delay of up to six months if required by certain federal tax rules). A payment election can be changed only in accordance with federal tax laws that apply to non-qualified plans. In limited circumstances, withdrawals due to an unforeseeable emergency are permitted.

Potential payments upon termination or change in control

Double-trigger management continuity agreements

We have agreements with each of our current executive officers designed to encourage them to carry out their duties in the event of a change in control of our company. The management continuity agreements are not ordinary employment agreements. They do not provide any assurance of continued employment, or any severance beyond what we provide under the terms of our severance policy, unless there is a change in control of our company.

Under these agreements, any of the following events would be a “change in control”:

•any person, entity or group becoming the beneficial owner of 20% or more of our common stock, or of the combined voting power of our securities (subject to certain exceptions);

•a change in the majority of our directors that our directors have not approved;

•a corporate transaction, such as a merger, after which our existing shareholders do not retain more than 70% of the outstanding common stock and combined voting power of the surviving entity in substantially the same proportions as their prior ownership; or

•our liquidation or dissolution, or the sale of substantially all of our assets (other than to a company in which our existing shareholders own more than 70% of the outstanding common stock and combined voting power in substantially the same proportions as their holdings of our securities prior to the sale).

Each continuity agreement generally provides for the officer’s employment to continue, in the same position and with the same responsibilities and authority, for a period of time following the change in control. It also provides for the officer to maintain the same benefits and level of compensation, including average annual increases. The continuation periods for our named executive officers who were employees as of December 31, 2017 are as follows:

Macadam	3 years
Childress	2 years
Riley	2 years
McLean	2 years
Vaillancourt	2 years

If we or our successor terminate an executive officer’s employment during his continuation period, other than for “cause,” or he voluntarily terminates his employment for a “good reason” (in each case as defined in the agreement), he would be entitled to the following payments and benefits:

•A lump sum cash payment of his annual base salary for a specified payment period. The payment periods for our named executive officers are:

Macadam	3 years
Childress	2 years
Riley	2 years
McLean	2 years
Vaillancourt	2 years

•A lump sum cash payment of his pro rata target annual incentive plan compensation for the year of termination.

•A lump-sum cash payment equal to the market value (as defined in the agreement) of the performance shares awarded to the individual under the LTIP for each incomplete performance period. The number of shares would be based on a specified mix of actual and targeted performance.

•A lump-sum cash payment intended to approximate continuation of annual incentive plan compensation for the rest of the payment period. This payment will be equal to the number of years in the individual’s payment period, multiplied by the greatest of (1) his or her most recent annual incentive plan payout, (2) his or her target annual incentive plan compensation for the year of termination, or (3) his or her target annual incentive plan compensation for the year in which the change in control occurs.

•A lump-sum cash payment intended to approximate the value of foregone performance share and phantom performance share LTIP awards for the rest of the payment period (based on the market value of our common stock, as defined in the agreement). This payment will be equal to a number specified for each individual multiplied by the greatest of (1) 1/12 of the number of performance shares actually awarded the officer for the most recently completed cycle, (2) 1/12 of the target number of phantom performance shares awarded him for the most recent cycle that began before the termination of employment and (3) 1/12 of the target number of phantom performance shares awarded him for the most recent cycle that began before the change in control. The specified numbers for the named executive officers are:

Macadam	24
Childress	16
Riley	16
McLean	16
Vaillancourt	16

•If the officer is under age 55, or over age 55 and not eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs and all fringe benefit programs, perquisites and similar arrangements the officer would be entitled to during his payment period, as well as the ability to exercise any vested options during his payment period.

•If the officer is at least age 55 and is eligible to retire, a lump sum payment equal to the present value of the health and welfare plans and programs to which the officer would be entitled under the company’s general retirement policies if the officer retired, and all fringe benefit programs, perquisites and similar arrangements the officer would be entitled to during his payment period, as well as the ability to exercise any vested options during his payment period.

•In addition to the benefits to which he was entitled under our retirement plans, a lump-sum cash payment equal to the actuarial equivalent of the additional retirement pension to which he would have been entitled under the terms of these plans had he continued to work for us through the end of the payment period.

•For Mr. Macadam and for Mr. Childress (who entered into his continuity agreement in 2006), a tax gross-up payment for any excise tax due under the federal tax code as a result of these payments and benefits. We have not included a provision for such a payment in any continuity agreement that we have entered into since 2008. Instead,

•the agreements with Mr. Riley, Mr. McLean and Mr. Vaillancourt include provisions to scale back payments under the agreement in the event that the payments otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and such reduction would result in the officer retaining a larger amount on an after-tax basis.

In addition, each officer is entitled to reimbursement of attorneys’ fees and expenses incurred to successfully, in whole or in part, enforce the terms of his agreement with us.

Because the executive must leave the company before becoming entitled to these payments and benefits, the agreement has a “double trigger”—the first trigger is the change in control, and the second trigger is the termination, either by the company other than for “cause” or by the executive for “good reason.”

The following table estimates the total amounts we would owe the named executive officers under these agreements if there had been a change in control, and they had been terminated, on December 31, 2017. The table also includes the value at that date of restricted stock awards and restricted stock units that would vest under those circumstances. See “—Restricted stock unit awards.” The table does not include a pro rata annual incentive plan compensation for the year of termination because even without these agreements, the officers would be entitled to their full 2017 annual incentive plan compensation if they had been terminated without cause on December 31.

Name	Salary and Annual Incentive Plan Compensation Continuation ($)	Foregone LTIP Awards ($)	Pro Rata LTIP Awards ($)	Restricted Stock Units ($)	Continuation of Benefits ($)	Additional Pension Payment ($)	Estimated Tax Gross-up ($)	Scale-back Adjustment ($)	Total ($)
Macadam	6,154,788	6,952,699	2,172,516	592,909	58,588	—	6,871,825	N/A	22,803,326
Childress	1,553,202	993,343	453,798	116,884	36,192	437,006	1,707,535	N/A	5,297,959
Riley	1,224,000	487,788	254,336	281,026	12,536	—	N/A	—	2,259,688
McLean	1,281,232	647,349	295,635	76,118	31,332	—	N/A	(515,834)	1,815,831
Vaillancourt	1,131,384	571,079	222,748	57,548	15,519	—	N/A	—	1,998,278

Restricted stock unit awards

Upon a change in control, restrictions under unvested restricted stock unit awards vest, except for awards made in 2016 and 2017 which provide that if the resulting entity in the change in control assumes the awards, the awards will vest early in connection with a change in control only if within two years after the change in control the employee is terminated without “cause” or the employee resigns for “good reason,” as such terms are defined in the awards. The following table sets forth the value at December 31, 2017 of restricted stock unit awards granted to the named executive officers that would have vested if a change in control had occurred on December 31, 2017 and the resulting entity did not assume these outstanding awards. The value is based on the $93.51 per share closing price of our common stock on the NYSE on December 29, 2017.

Name	Value of Restricted Stock Units ($)
Macadam	4,360,558
Childress	859,917
Riley	1,607,530
McLean	590,141
Vaillancourt	436,411

Severance benefits

Our written policies provide severance benefits to senior officers, including the named executive officers. Under these policies, each covered employee whom we terminate without cause is entitled to receive his or her base salary for a specified period of time, which we refer to as the “severance period”. However, if an officer’s total severance pay exceeds two times the maximum amount eligible for a qualified retirement plan under Section 401(a)(17) of the federal tax code ($270,000 in 2017), it will be paid to the officer in a lump sum no later than March 15 of the year following termination of the officer’s employment. Each employee is also entitled to continue receiving certain benefits during his or her severance period, including a pro rata payment of any annual incentive plan compensation and outstanding LTIP awards through the date of termination. The length of the severance period increases with the employee’s level of responsibility. Our executive officers generally receive the same severance benefits as all of our other full-time corporate office employees, except that our executive officers’ severance periods are longer.

The severance periods for our named executive officers are:

Macadam	24 months
Childress	12 months
Riley	12 months
McLean	12 months
Vaillancourt	12 months

Our severance policies are superseded by the management continuity agreements described above in the event of any termination following a change in control.

The following table estimates the severance benefits we would owe the named executive officers under these policies if they had been terminated on December 31, 2017 (assuming no prior change in control). The table does not include pro rata annual performance plan compensation for the year of termination because even without this severance policy, the officers employed on December 31, 2017 would be entitled to their full 2017 annual performance plan compensation if they were terminated without cause on December 31.

Name	Salary Continuation ($)	Continuation of Benefits ($)	Pro Rata LTIP Awards ($)(1)	Outplacement ($)	Other ($)	Total ($)
Macadam	1,750,000	39,058	2,172,516	87,500	—	4,049,074
Childress	406,000	18,096	453,798	40,600	—	918,493
Riley	360,000	6,269	254,336	36,000	—	656,604
McLean	373,000	15,666	295,635	37,300	—	721,600
Vaillancourt	284,000	7,759	222,748	—	—	514,507

(1)Pro rata LTIP award calculations reflect an assumed value of $93.51 per share, the closing price per share of our common stock on the NYSE on December 29, 2017, the last trading day of 2017.

CEO pay ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission (the “SEC”) has adopted a rule requiring annual disclosure of a reasonable estimate of the ratio of the total annual compensation of our principal executive officer (‟PEO”) to the total annual compensation of the employee of our company and its subsidiaries who is determined to have the median compensation of, generally, all such employees (excluding the PEO). The rule also requires annual disclosure of this median employee’s total compensation for the year and the PEO’s total compensation for the year, in each case as determined in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table presented on page 38 of this proxy statement. This rule first became applicable with respect to this proxy statement for our 2018 annual meeting of shareholders. Our PEO is Mr. Macadam.

SEC rules do not prescribe a particular method for identifying the median-compensated employee and permit companies to use reasonable methodologies for determining the median-compensated employee for the basis of presenting this ratio. To identify the median-compensated employee, we compiled base salary, bonus, any overtime or commissions, and other cash payments for 2017 of each of our employees who were employed as of October 1, 2017 without any exclusions, other than the exclusion of Mr. Macadam. For employees compensated in a currency other than the U.S. dollar, we used applicable currency exchange rates based on an average of the applicable rates over the period to convert all compensation data to a single currency—the U.S. dollar. We determined the median-compensated employee based on this data and calculated such employee’s total 2017 compensation in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table. Based on this methodology, the 2017 total annual compensation for the median-compensated employee was $57,499. As reported on page 38 of this proxy statement, the 2017 total annual compensation of our PEO, Mr. Macadam, was $5,626,675, resulting in a ratio of the PEO’s total compensation to the median-compensated employee’s total compensation of approximately 98:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Proposal 2 — Advisory vote approving executive compensation
(Item 2 on the proxy card)

The EnPro board of directors provides our shareholders with the opportunity to cast an annual advisory vote on the compensation paid to our named executive officers. Their compensation is reported in our proxy statement for the annual meeting of shareholders. To provide this opportunity to our shareholders, we will present the following resolution to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the Company’s proxy statement for the 2018 annual meeting of shareholders.”

This vote does not bind the company. However, the board of directors and the Compensation and Human Resources Committee, which is composed only of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As we describe in detail under “Compensation discussion and analysis,” we design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success. Our objective is to establish pay practices that reward them for superior performance and align their interests as managers of our company with the long-term interests of our shareholders.

We achieve our objectives through compensation that:

•is tied to business performance. A substantial portion of each executive officer’s total compensation opportunity is based on our financial results—disappointing performance results in little or no payout while superior performance leads to superior payouts—and the portion compensation based on our financial performance increases with the officer’s level of responsibility.

•is significantly stock-based. Stock-based compensation ensures our executives and our shareholders have common interests;

•enhances retention of our executives—much of their total compensation vests over several years;

•links a significant portion of their total pay to the execution of strategies intended to create long-term shareholder value;

•does not encourage our executives to take unnecessary or excessive risks; and

•enables us to compete effectively for talented individuals who will help us successfully execute our business plan.

In structuring annual and long-term incentive compensation opportunities, we select performance measures that we believe significantly drive the value of our company. For 2017, we selected a combination of incentive performance measures that focus on driving operating earnings and rewarding the appropriate use of capital, and include a relative shareholder return measure to evaluate our performance relative to a peer group. We set goals against these measures and make little or no payment for poor performance against our goals, though our executives can earn significant payment relative to their salary levels for superior performance against them. We make annual awards of restricted stock units which vest after three years, both to encourage retention and to provide an incentive for performance to increase the value of our shares.

While we generally set measures based on company-wide performance (and for this purpose we include GST in our results as if it were reconsolidated throughout the relevant period), for annual incentive awards to divisional personnel, 75% of the award is based on the respective division’s performance with the remaining 25% is based on company-wide performance. We believe that this weighting toward divisional performance not only improves the line-of-sight for the incentives for employees in our divisions, but appropriately recognizes and rewards collaboration of divisional personnel across the company.

We believe our compensation structure aligns with the interests of our shareholders and results in payment based on our performance.

Compensation analysis

Our compensation program ties pay to the achievement of both annual and long-term goals for the performance of our company. We set these goals each year and tie both annual and three-year incentive awards to achieving them. We make little or no payment for poor performance against our goals, but our executives can earn significant payment relative to their salary levels for superior performance against them.

Our 2017 results benefitted from the commercial and manufacturing initiatives that were executed throughout the year and cost-reduction initiatives and operational rationalization implemented in prior years. In addition, we saw overall market conditions improve in 2017 at a level greater than what had been anticipated going into the year. Demand strengthened in the aerospace, general industrial, automotive, metals and mining, and oil and gas markets. We also experienced accelerating momentum in the semiconductor and food and pharmaceuticals markets throughout 2017, as our semiconductor business set quarterly sales records in each quarter of the year and food and pharmaceuticals performed well in our first full year following the Rubber Fab acquisition in 2016. These conditions more than offset the decline in our industrial gas turbine business, which dropped at a rate much greater than had been anticipated entering the year.

Under the Equity Value Plan used in our long-term incentive awards for the three-year period ended December 31, 2017, growth in adjusted EBITDA is a primary determinant of calculated equity value, comparing performance in the third year of the plan to performance of the year prior to the granting of awards under the plan. Our strong earnings performance in 2017 as described above resulted in the achieved level of performance under the Equity Value Plan.

As a result, the incentive award payouts to our CEO reflected the significant improvements in our performance, which was reflected in the strong share price improvement over the course of the year. Accordingly, his annual incentive plan award paid out at 132% of the target level and his LTIP awards for the three-year cycle ended December 31, 2017 were paid out (or vested) at 223% of the target level, which resulted in a significant increase in his total compensation for 2017 compared to the prior year.

For a more complete discussion of our accomplishments in 2017, please see “Compensation discussion and analysis—Business highlights” beginning on page 26.

We routinely engage with our shareholders and have adopted changes to address their concerns

Through the course of each year, we have dialogues with numerous shareholders, including regular conversations with many of our largest shareholders. We cover a wide-range of topics in these discussions, including executive compensation. In our conversations with them, our shareholders generally support our pay practices and strategic direction. We take their views into account as we seek to align our policies and practices with their interests.

We employ best practices in executive compensation

•We balance short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.

•We align the interests of our executive officers with the interests of our shareholders. We require our officers to own and retain meaningful amounts of stock and to increase their ownership as their levels of responsibility increase.

•Our Compensation and Human Resources Committee relies on an independent executive compensation consultant to evaluate our compensation plans. The consultant reports directly to the committee and provides no other services to our company.

•No employee receives special perquisites.

•We generally make compensation decisions and grant equity and other compensation awards only on an annual basis, with interim adjustments and awards only in unusual circumstances, such as in connection with a material change in an executive officer’s responsibilities.

•Our policies prohibit executives from hedging ownership of EnPro stock and restrict executives from pledging of EnPro stock.

•Our clawback policy entitles us to recover performance-based compensation from any executive officer whose fraud or willful misconduct requires a material restatement of our financial results.

We encourage our shareholders to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The board of directors unanimously recommends that you vote FOR the adoption of the resolution approving, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement.

Proposal 3 — Ratification of PricewaterhouseCoopers LLP as our
company’s independent registered public accounting firm for 2018
(Item 3 on the proxy card)

On February 12, 2018, the Audit Committee reappointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The board of directors agrees with this decision. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm for periods beginning on and after January 1, 2004.

If the shareholders do not ratify this appointment, the Audit Committee will consider other independent registered public accounting firms.

The board of directors unanimously recommends that you vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

Independent registered public accounting firm

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2018. We refer herein to PricewaterhouseCoopers as our “external auditors.” We understand that representatives of PricewaterhouseCoopers will be present at the annual meeting on May 1, 2018. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

An Audit Committee policy outlines procedures intended to ensure that it approves all audit and non-audit services prior to those services being provided to us by our external auditors. The policy requires the Audit Committee’s prior approval of a budget setting fees for all audit services to be performed during the upcoming fiscal year. It mandates the committee’s prior approval of amounts for separate non-audit and tax compliance, planning and advisory services for the year, as well as proposed services exceeding approved cost levels. The policy allows the Audit Committee to delegate approval authority to one or more of its members (except for certain internal control-related services). A copy of the approval policy is available on our website at www.enproindustries.com; click on “For Investors,” then

“Corporate Governance,” then “Committees” and then “Audit and Risk Management Committee Pre-Approval Policy.”

Before approving services proposed to be performed by the external auditors, the Audit Committee considers whether the services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the external auditors may be best positioned to provide the most effective and efficient service. Factors considered include familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The Audit Committee considers these factors as a whole. No single factor is necessarily determinative. The Audit Committee approved all audit, audit-related and non-audit services that PricewaterhouseCoopers performed in 2017 and 2016 in accordance with our policy.

Fees paid to external auditors

The following table sets forth the total fees and expenses from PricewaterhouseCoopers for each of the past two years:

	2017	2016
Audit Fees	$2,394,900	$2,204,500
Audit-Related Fees(1)	60,600	10,600
Tax Fees	—	—
All Other Fees(2)	2,900	2,000
Total Fees	$2,458,400	$2,217,100

(1)Audit-Related Fees in 2017 were incurred in connection with work performed in reviewing our procedures to adopt authoritative accounting guidance on revenue recognition effective in 2018. Additionally, Audit-Related Fees in 2017 and 2016 were incurred in connection with work performed in the review of compiled published financial information prepared to fulfill statutory audit requirements.

(2)All Other Fees in 2017 and 2016 consisted of a license fee for use of an online financial reporting research library.

Other matters

The board knows of no other matters that may properly be presented at the annual shareholders’ meeting. If other matters do properly come before the meeting, we will ask the persons named in the proxy to vote according to their best judgment.

Shareholder proposals

Under our bylaws, any shareholder entitled to vote at our annual shareholders’ meeting may nominate a person for election to our board of directors or bring other business before the meeting if the shareholder provides written notice to, and such notice is received by, our corporate Secretary generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the meeting is moved up by more than 30 days or delayed by more than 60 days from the anniversary date, however, notice is timely provided if it is delivered not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the 90th day prior to the meeting, or the tenth day after the day on which the meeting is first publicly announced, whichever is later.

We have not been timely notified of any additional business to be presented at this meeting. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders may ask appropriate questions at the meeting without having to comply with the notice provisions.

Any shareholder who intends to present a proposal for consideration at our 2019 annual shareholders’ meeting must ensure that our Secretary receives the proposal between January 1, 2019 and January 31, 2019 (unless we move the meeting up by more than 30 days or delay it by more than 60 days from May 1, 2019). Each notice must include:

•a brief description of each proposed matter of business and the reasons for conducting that business at the annual meeting;

•the name and address of the shareholder proposing the matter, and of any other shareholders believed to be supporting the proposal;

•the number of shares of each class of our common stock that these shareholders own; and

•any material interest that these shareholders have in the proposal.

If the notice contains a nomination to the board of directors, it must also contain the following information:

•the name and address of the person or persons to be nominated;

•a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•a description of all arrangements or understandings to make the nomination between the shareholder and each nominee and any other person or persons (naming such person or persons);

•all other information regarding each nominee that would be required to be included in a proxy statement if the board had nominated the nominee; and

•the written consent of each nominee to serve as a director if elected.

In addition, we must receive any shareholder proposal intended to be included in our proxy statement for the 2019 annual shareholders’ meeting at our offices at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Secretary, on or before November 21, 2018. Applicable rules of the SEC govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy statement and form of proxy for the 2019 annual shareholders’ meeting.

We suggest that notice of all shareholder proposals be sent by certified mail, return receipt requested.

By Order of the Board of Directors

Robert S. McLean
Secretary

March 21, 2018

PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR USING THE ENCLOSED PROXY CARD.

Proxy Statement and
Notice of 2018 Annual Meeting
of Shareholders

Broadridge Corporate Issuer Solutions C/O EnPro Industries, Inc. PO Box 1342 Brentwood, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL #	0000000000000000

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

☒	PAGE 1 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	Election of Directors
Nominees

01	Stephen E. Macadam 02 Thomas M. Botts 03 Felix M. Brueck 04 B. Bernard Burns, Jr. 05 Diane C. Creel
06	David L. Hauser 07 John Humphrey 08 Kees van der Graaf

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2	On an advisory basis, to approve the compensation to our named executive officers as disclosed in the proxy statement.					☐	☐	☐

3	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
JOB #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000350222_1 R1.0.1.17	02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 10-K Wrap, Notice & Proxy Statement is/are available at www.proxyvote.com

ENPRO INDUSTRIES, INC. Annual Meeting of Shareholders May 1, 2018 11:30 am This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen E. Macadam, J. Milton Childress II and Robert S. McLean, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of EnPro Industries, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held at the company’s headquarters located at 5605 Carnegie Boulevard, Suite 500, Charlotte, NC, on Tuesday, May 1, 2018, at 11:30 am or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The materials for the Annual Meeting can also be viewed at http://www.enproindustries.com/shareholder-meeting

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000350222_2     R1.0.1.17